NON-EXCLUSIVE PATENT LICENSE

        THIS NON-EXCLUSIVE PATENT LICENSE (this “Agreement”) is entered into this 6th day of November, 2006 (the “Effective Date”), and shall be treated as in full force and effect as of October 1, 2006, by and between Palomar Medical Technologies, Inc., a Delaware corporation, with offices at 82 Cambridge Street, Burlington, MA 01803 (“Palomar”), and Cynosure, Inc., a Delaware corporation with offices at 5 Carlisle Road, Westford, MA 01886 (“Cynosure”) (Palomar together with all Palomar Affiliates (as defined below) on the one hand, and Cynosure together with all Cynosure Affiliates (as defined below) on the other hand, each a “Party”, and together, the “Parties”).

WITNESSETH:

        WHEREAS, Palomar has a license from MGH under the Anderson Patents (both as defined below) relating to the use of light to remove hair;

        WHEREAS, Cynosure and Cynosure Affiliates desire to obtain, and Palomar is willing to grant, a non-exclusive, royalty-bearing sublicense under the Anderson Patents to develop and commercialize products developed by Cynosure and Cynosure Affiliates under the following terms and conditions; and

        WHEREAS, Palomar and Palomar Affiliates desire to obtain, and Cynosure and Cynosure Affiliates are willing to grant, a fully paid up non-exclusive (sub)license under the Cynosure Patents (as defined below) under the following terms and conditions.

        NOW THEREFORE, the Parties hereby agree as follows:

1.	Definitions. The following terms (and their correlatives), in addition to terms defined on first use herein, shall have the meanings set forth below:

1.1.	Affiliates.

(a)	“Palomar Affiliate”shall mean any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Palomar (i) as of the Effective Date or (ii) after the Effective Date, in each case of clauses (i) and (ii), only for so long as such person or entity satisfies the foregoing requirements.

(b)	“Cynosure Affiliate”shall mean any person or entity that, directly or indirectly, through one or more intermediaries (i) is controlled by Cynosure as of the Effective Date or thereafter or (ii) controls or is under common control with Cynosure (in each case provided such control arises after the Effective Date); provided, in each case of clause (i) or (ii), such person or entity is not an Excluded Third Party at the time such person or entity first meets the foregoing control requirements (unless Palomar provides its written consent in its sole discretion), and further only for so long as such person or entity satisfies the foregoing control requirements; provided, further, that El. En. S.p.A. shall not be treated as a “Cynosure Affiliate” for any purpose hereunder and thus shall be treated as a “Third Party” for all purposes hereunder. For clarity, (1) Exhibit A lists Cynosure Affiliates as of the Effective Date, and (2) any Third Party that does not become a “Cynosure Affiliate” hereunder because of the reference to “Excluded Third Party” in clause (ii) above shall continue to be treated as a “Third Party” for all purposes hereunder.

(c)	“Affiliates” shall mean, with respect to any Third Party, any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Third Party, in each case only for so long as such person or entity satisfies the foregoing requirement.

        For purposes of this Section 1.1, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” shall mean (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (ii) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of an entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity); provided, that if local law restricts foreign ownership, “control” shall be deemed established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.2.	“Anderson Patents” shall mean (i) the Patents set forth on Exhibit B, and (ii) all other Patents that claim the right of priority to, or enjoy the benefit of an earlier filing date of, in whole or in part, directly or indirectly, one or more of the Patents identified in the immediately preceding clause (i). “Other Anderson Patents” shall mean the following subset of Anderson Patents: U.S. Patent No. 5,824,023 and all other Patents that claim the right of priority to, or enjoy the benefit of an earlier filing date of, in whole or in part, directly or indirectly, U.S. Patent No. 5,824,023 or the application that issued as such U.S. Patent.

1.3.	“Consumer Field” shall mean the field in which products or systems are intended for or marketed to consumers for personal use. For the avoidance of doubt, the “Consumer Field” shall exclude products or systems in the Professional Field.

1.4.	“Excluded Third Party” shall mean any Third Party and its Affiliates against which:

(a)	any suit or action involving any Anderson Patent has been instituted between Palomar or any Palomar Affiliates and such Third Party or any of its Affiliates; or

(b)	Palomar or any of Palomar Affiliates has an outstanding injunction pertaining to infringement of the Anderson Patents.

1.5.	“Gillette” shall mean The Gillette Company, and its successors and permitted assigns of the Gillette Agreement.

1.6.	“Gillette Agreement” shall mean that certain “Development and License Agreement” between Palomar and The Gillette Company dated as of February 14, 2003, as such agreement is amended as of the Effective Date and as such agreement may be amended or restated thereafter, provided that any terms of the Gillette Agreement that by operation of such amendment or restatement limit or restrict Cynosure’s or Cynosure Affiliates’ rights under this Agreement, or impose any additional obligations on Cynosure or Cynosure Affiliates, in each case other than as specified hereunder (each a “Restrictive Gillette Term”), shall not be binding on Cynosure or Cynosure Affiliates. In the event that any term of the Gillette Agreement is amended so that it is a Restrictive Gillette Term, only (i) the unamended terms of the Gillette Agreement as they existed immediately prior to becoming Restrictive Gillette Terms pursuant to such amendment or restatement, (ii) the amended terms of the Gillette Agreement that are not Restrictive Gillette Terms and (iii) all other terms of the Gillette Agreement that are not amended by such amendment or restatement, in each case shall apply to Cynosure and Cynosure Affiliates, and Palomar (and not Cynosure or any Cynosure Affiliates) shall be responsible to Gillette for any liability arising out of any Restrictive Gillette Term. A copy of the Gillette Agreement, excluding exhibits thereto and redactions of other commercially sensitive information, as amended as of the Effective Date is attached hereto at Appendix A.

1.7.	“Licensed Products” shall mean Cynosure Products (including those Cynosure Hair Modules that alone amount to a “Cynosure Product” hereunder). For clarity, Licensed Products may include future energy source modules, products, systems, components or accessories Sold by Cynosure or Cynosure Affiliates after the Effective Date, as long as such energy source module, product, system, component and accessory satisfies in full the definitional requirements for a “Licensed Product” (and its subsidiary definitions) hereunder.

1.8.	“MGH” shall mean The General Hospital Corporation in Boston, Massachusetts.

1.9.	“MGH Agreement” shall mean that certain “License Agreement” between Palomar and MGH dated as of August 18, 1995, as such agreement is amended as of the Effective Date and as such agreement may be amended or restated thereafter in a manner that is not materially inconsistent with the terms of this Agreement, provided that any terms of the MGH Agreement that by operation of such amendment or restatement limit or restrict Cynosure’s or Cynosure Affiliates’ rights under this Agreement, or impose any additional obligations on Cynosure or Cynosure Affiliates, in each case other than as specified hereunder (each a “Restrictive MGH Term”), shall not be binding on Cynosure or Cynosure Affiliates. In the event that any term of the MGH Agreement is amended so that it is a Restrictive MGH Term, only (i) the unamended terms of the MGH Agreement as they existed immediately prior to becoming Restrictive Gillette Terms pursuant to such amendment or restatement, (ii) the amended terms of the MGH Agreement that are not Restrictive MGH Terms and (iii) all other terms of the MGH Agreement that are not amended by such amendment or restatement, in each case shall apply to Cynosure and Cynosure Affiliates, and Palomar (and not Cynosure or any Cynosure Affiliates) shall be responsible to MGH for any liability arising out of any Restrictive MGH Term. A copy of the MGH Agreement, as redacted, as amended as of the Effective Date is attached hereto at Appendix B.

1.10.	“Net Sales” shall mean all amounts invoiced by Cynosure and Cynosure Affiliates, for the Sale to Third Parties of Licensed Products (collectively, the “Actual Amounts”), less: (i) allowances and adjustments actually credited to customers for damaged and returned product (which allowances and adjustments may be taken only on a product-by-product basis, that is an allowance or adjustment on one product, for example, a Cynergy System, shall not be taken against Sales of another type of product, for example, an Apogee 5500 System); (ii) promotional, trade, quantity, cash and prompt payment discounts separately identified on the invoice and actually allowed and taken; and (iii) Third Party charges of the following kinds collected by the seller from the buyer and separately identified on the invoice: transportation charges, insurance charges for transportation, sales taxes, excise taxes and customs duties, and governmental charges levied on or measured by the sale; provided that: (1) no deductions shall be made from Actual Amounts for any royalties owed or paid to any person or entity; and (2) Net Sales shall include upgrades or additions to, or partial replacements for, Licensed Products, where upgrades include but are not limited to swapping a new Licensed Product for a buyer’s existing product.

        For clarity and without limitation, this definition of Net Sales includes Cynosure Combination Products which do not include a Cynosure Hair Module for which no royalties are due Palomar hereunder for their Sale. However, as provided in Section 4.4, subsequent Sales of Cynosure Hair Modules for use with such Cynosure Combination Products shall affect royalties owed to Palomar. Thus, it shall be necessary to determine and keep records of the Net Sales attributable to all such Licensed Products. As a consequence, inclusion of a Licensed Product in this definition of Net Sales, by itself, shall not indicate that royalties are necessarily due Palomar hereunder on the Sale of such Licensed Product.

        The following paragraphs provide additional non-limiting examples for calculating Net Sales hereunder:

o	Trade-in of a first Cynosure Product in connection with the Sale of a second Cynosure Product shall be treated as follows: (i) the Net Sales attributed to the Sale of such second Cynosure Product (a) shall not include any deduction or other reduction for the trade-in given by Cynosure for such first Cynosure Product, unless Cynosure paid royalties to Palomar hereunder upon the Sale of such first Cynosure Product (e.g., there shall be no such deduction or other reduction when such first Cynosure Product is a Cynosure Other Product), and (b) shall be calculated as set forth in this definition, and such Sale of such second Cynosure Product shall be subject to the royalty obligations set forth in Section 4.4, and (ii) the Net Sales attributable to any re-Sale of such first Cynosure Product shall be calculated as set forth in this definition, and such re-Sale of such first Cynosure Product shall be subject to the royalty obligations set forth in Section 4.4. For example, without limiting the generality of the foregoing, if a customer purchases from Cynosure an Apogee 5500 System for $60,000, then under Section 4.4, Cynosure is obligated to pay Palomar a royalty of $4,500 on such Sale of the Apogee 5500 System (7.5% of $60,000). If that customer then purchases from Cynosure an Acclaim 7000 Laser System for $120,000 and is provided a credit of $20,000 in connection with a trade-in of such Apogee 5500 System that such customer previously purchased (thus paying Cynosure $100,000), then under Section 4.4, Cynosure is obligated to pay Palomar a royalty of $7,500 on such Sale of the Acclaim 7000 Laser System (7.5% of $100,000) and no amount shall be due hereunder for the $20,000 credit provided for the Apogee 5500 System. If Cynosure then re-Sells the traded-in Apogee 5500 System for $40,000, then under Section 4.4, Cynosure is obligated to pay Palomar a royalty of $3,000 on such re-Sale of the traded-in Apogee 5500 System (7.5% of $40,000).

o	Installation charges, whether or not separately invoiced or identified on an invoice, shall not be deducted from the Actual Amounts.

o	Charges for the standard warranty for a Licensed Product, whether or not separately invoiced or identified on an invoice, shall not be deducted from the Actual Amounts. However, charges separately identified on an invoice for an extended warranty (after deducting appropriate charges for the standard warranty) may be deducted from Actual Amounts.

o	Charges for standard or basic training (often referred to as inservice training or initial training) or any training by Cynosure or Cynosure Affiliates (collectively referred to as “Standard Training”) for a Licensed Product, whether or not separately invoiced or identified on an invoice, shall not be deducted from the Actual Amounts. However, charges separately identified on an invoice for additional training by a Third Party (after deducting appropriate charges for the Standard Training, if such Third Party is to provide the Standard Training) may be deducted from Actual Amounts.

o	Excluding physically separate light-based systems which are covered in the following paragraph on Bundled Packages, charges for other products, accessories, parts or items listed on an invoice along with a Licensed Product, with no separate and distinct price set forth for those other products, accessories, parts or items on the invoice in question, shall not be deducted from Actual Amounts.

        If Cynosure or any Cynosure Affiliate Sells one or more Licensed Product(s), in combination with other, physically separate light-based systems that are not Licensed Products at a single price (a “Bundled Package”), then the Net Sales attributable to such Licensed Product(s), for the purpose of determining Net Sales attributable hereunder, shall be calculated by multiplying the Net Sales of such Bundled Package by the fraction A/(A+B), where A is the is the selling party’s (i.e., Cynosure or a Cynosure Affiliate, who shall be deemed to be a “Selling Party”) then current published list price(s) for the Licensed Product(s) in the relevant country during the applicable calendar quarter, and B is the then current published list prices for all other components in the Bundled Package that are not Licensed Product(s) in the relevant country during the applicable calendar quarter. For purposes of this paragraph, if there is no current published list price(s) for the Licensed Product(s) or other light-based system(s) included in a Bundled Package, then (i) the applicable values shall be determined by reference to the average Net Sales price of such Licensed Product(s) or light-based system(s) in the relevant country during the applicable calendar quarter as Sold separately in bona fide arms-length transactions by the Selling Party, or (ii) if, in any given country and applicable calendar quarter, the Licensed Product(s) and other light-based system(s) included in a Bundled Package are not all Sold separately in bona fide arms-length transactions in such country by the same Selling Party, then Net Sales of a Licensed Product(s) included within the Bundled Package shall be calculated using the formula above, using the average Net Sales price in the United States for the applicable calendar quarter of the Licensed Product(s) and the other light-based system(s), again in bona fide arms-length transactions by a single Selling Party, or (iii) if no average Net Sales prices of the Licensed Product(s) and the other such light-based system(s) is available for the United States for the applicable calendar quarter from bona fide arms-length transactions by a single Selling Party, the Net Sales of the Licensed Product(s) shall be the aggregate Net Sales of such assemblage of Products without deduction of any kind.

        For clarity, (i) transfer of a Licensed Product within Cynosure or between Cynosure and Cynosure Affiliates for subsequent Sale to a Third Party shall not be considered a Sale until a Sale is made to a Third Party and the Net Sales shall be based on the Sale to the Third Party of such Licensed Product by Cynosure or Cynosure Affiliates, (ii) a Licensed Product shall be considered “Sold” upon the earlier of shipment of or receipt of payment for such Licensed Product or Cynosure or any Cynosure Affiliate recognizing revenue with respect to such sale of Licensed Product in accordance with U.S. generally accepted accounting principles, consistently applied, and all royalty obligations on Net Sales of such Licensed Product shall accrue upon the time of Sale regardless of the time of collection by the selling entity, (iii) sales of Licensed Products by Cynosure Sublicensees (including sales by distributors and subdistributors) shall not give rise to Net Sales hereunder because those products shall have already been Sold by Cynosure or Cynosure Affiliates to such Cynosure Sublicensees, with the Net Sales arising from such Sale already accounted for under this definition, (iv) “amounts invoiced” as used above shall include the value of any monetary or other consideration to be received by Cynosure or any Cynosure Affiliates from a Sale of any Licensed Product, (v) Net Sales shall be deemed to be equal to, for any Licensed Product Sold to any Third Party for less than the seller is then charging or will immediately thereafter begin charging in bona fide arms-length transactions for comparable products, the average Net Sales price of such Licensed Product in bona fide arms-length transactions by such seller, (vi) all Sales to any distributors shall include the fair market value of all cash and other consideration received from such distributor, and (vii) all of the amounts specified in this definition shall be determined from the books and records of Cynosure and Cynosure Affiliates maintained in accordance with U.S. generally accepted accounting principles, consistently applied.

1.11.	“Palomar Product” shall mean any product, system, component, method, process or accessory, Sold by Palomar or Palomar Affiliates, (i) that as of the date of its Sale, is marketed as being capable of using or uses or is incorporated into a product or system that uses light to treat skin, including hair removal, treatment of vascular and pigmented lesions, acne, wrinkles, scars and tattoos, for other dermatological applications, and other treatment or cosmetic purpose(s), and (ii) the manufacture, use, sale, offering for sale or importation of which, absent the (sub)licenses granted by Cynosure and Cynosure Affiliates herein, would infringe a Valid Claim of the Cynosure Patents. For clarity and without limitation, the products and systems listed on Exhibit C are products Sold by Palomar and Palomar Affiliates up to the Effective Date.

1.12.	“Palomar Sublicensee” shall mean any Third Party to which Palomar or a Palomar Affiliate grants a permitted sublicense pursuant to Section 2.2(b) under the (sub)license grant from Cynosure and Cynosure Affiliates in Section 2.2(a).

1.13.	“Patents” shall mean (i) any patents and patent applications and any patents issuing therefrom worldwide, (ii) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates, term extensions (under patent or other law), certificates of invention and the like, of any such patents or patent applications, and (iii) any foreign or international equivalents of any of the foregoing.

1.14.	“Professional Field” shall mean the field in which products or systems are intended or marketed for sale to doctors, health care providers, beauty care professionals or other commercial service providers for use on or with patients or customers (and not for resale to any person or entity for personal use).

1.15.	“Sale” shall mean, with respect to a Licensed Product, the sale, distribution, lease, use (including training, preceptorships, marketing and promotional uses for which Cynosure or one or more Cynosure Affiliates is to receive monetary or other consideration), cost-per-shot arrangements and any other arrangement in which monetary or other consideration is to be received by Cynosure or one or more Cynosure Affiliates for the use of such Licensed Product.

1.16.	“Third Party” shall mean any person or entity, other than Palomar, Cynosure or any Palomar Affiliates or Cynosure Affiliates.

1.17.	“Valid Claim” shall mean either (i) a claim of an issued and unexpired Patent which has not been revoked or held permanently unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through opposition, reissue, re-examination or disclaimer or otherwise, or (ii) a claim of a pending application for a Patent which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application.

1.18.	“Cynosure Modules” shall mean Cynosure Hair Modules and Cynosure Other Modules, each as defined below:

(a)	“Cynosure Hair Module” shall mean any energy source module, Sold by Cynosure or Cynosure Affiliates, that is marketed as being capable of using or uses or is incorporated into a product or system that uses optical radiation to remove hair. For clarity and without limitation, if in addition to using optical radiation to remove hair, a Cynosure Hair Module may be used for the treatment of skin (including treatment of vascular and pigmented lesions, acne, fat, cellulite, wrinkles, scars and tattoos, skin tightening, and for other dermatological applications), or other treatment or cosmetic purpose(s), it shall in all events remain a “Cynosure Hair Module” hereunder. By way of example and without limitation, the energy source modules in the products listed in Exhibit E and Exhibit F in the form they are Sold by Cynosure as of the Effective Date for hair removal are “Cynosure Hair Modules” for purposes of this Agreement.

(b)	“Cynosure Other Module” shall mean any energy source module, Sold by Cynosure or Cynosure Affiliates, that is marketed as being capable of using or uses or is incorporated into a product or system that uses optical radiation for the treatment of skin (including treatment of vascular and pigmented lesions, acne, fat, cellulite, wrinkles, scars and tattoos, skin tightening, and for other dermatological applications) or other treatment or cosmetic purposes, other than hair removal; in all events, other than a Cynosure Hair Module. By way of example and without limitation, the energy source modules in the products listed in Exhibit E under the heading “List of Cynosure Combination Products” in the form they are Sold by Cynosure as of the Effective Date for purposes other than for hair removal are “Cynosure Other Modules” for purposes of this Agreement.

1.19.	“Cynosure Patents” shall mean: (i) the Patents listed on Exhibit D; (ii) all Patents either owned or controlled with the right to sublicense (in each case in whole or in part) by Cynosure or any Cynosure Affiliates as of the Effective Date, the practice of which would infringe any claims of the Patents identified in the immediately preceding clause (i); and (iii) all Patents claiming the right of priority to, or enjoying the benefit of an earlier filing date of, in whole or in part, directly or indirectly, to one or more of the Patents identified in the immediately preceding clause (i) or (ii), but not including claims in such Patents that do not have a priority date before the Effective Date.

1.20.	“Cynosure Products” shall mean Cynosure Hair Products and Cynosure Combination Products, each as defined below. “Cynosure Other Product” shall mean any product, system, component or accessory, Sold by Cynosure or Cynosure Affiliates, that (i) is not a Cynosure Product, and (ii) that is marketed as being capable of using or uses or is incorporated into a product or system that uses one or more Cynosure Other Modules. As of the Effective Date, the following products in the form they are Sold by Cynosure as of the Effective Date are “Cynosure Other Products” for purposes of this Agreement: Affirm System, Cynergy PL System, Photogenica SV System, TriActive System and VStar System.

(a)	“Cynosure Combination Product” shall mean any product, system, component or accessory, Sold by Cynosure or Cynosure Affiliates, (i) that as of the date of its Sale, is marketed as being capable of using both at least one Cynosure Other Module and at least one Cynosure Hair Module, and (ii) the manufacture, use, sale, offering for sale, or importation of which when sold with a Cynosure Hair Module, absent the sublicense granted by Palomar herein, would infringe a Valid Claim of the Anderson Patents. For clarity and without limitation, Exhibit E lists Cynosure Combination Products in existence up to the Effective Date, examples of when a Cynosure Other Product or a Cynosure Hair Product shall become a “Cynosure Combination Product” hereunder, and an example of a marketing technique which does not change a Cynosure Hair Product into a “Cynosure Combination Product” hereunder. Further, the Parties acknowledge that (A) as of the Effective Date, the Cynosure Combination Products listed on Exhibit E (the Cynergy and Cynergy III Systems) each include an Nd:YAG laser, which is a Cynosure Hair Module hereunder, (B) the Nd:YAG laser is used for hair removal through handpieces providing spot sizes of ten (10), twelve (12) and fifteen (15) millimeters and (C) the Nd:YAG laser is also used for non-hair removal treatments (e.g., vascular treatments) through handpieces providing spot sizes of seven (7), five (5) and three (3) millimeters. After the Effective Date, Cynosure and Cynosure Affiliates may cease to market and sell the Cynergy and Cynergy III Systems for hair removal and modify such Cynergy and Cynergy III Systems so that the Nd:YAG laser module included therein only functions when connected to handpieces providing spot sizes of seven (7) millimeters and less (i.e., so that the Nd:YAG laser will not emit light through spot sizes of greater than seven (7) millimeters and, thus, will not be practical for hair removal). After the Effective Date, effective as of the date and solely to the extent that Cynosure and Cynosure Affiliates cease marketing or selling Cynergy and Cynergy III Systems for hair removal, such modified Cynergy and Cynergy III Systems shall be deemed Cynosure Other Products hereunder.

(b)	“Cynosure Hair Product” shall mean any product, system, component or accessory, Sold by Cynosure or Cynosure Affiliates, (i) that contains a Cynosure Hair Module, (ii) the manufacture, use, sale, offering for sale, or importation of which, absent the sublicense granted by Palomar herein, would infringe a Valid Claim of the Anderson Patents, and (iii) that as of its date of Sale, is not marketed for use in combination with a Cynosure Other Module. For clarity and without limitation, Exhibit F provides additional clarifications and lists items that are Cynosure Hair Products in existence up to the Effective Date.

1.21.	“Cynosure Sublicensee” shall mean any Third Party to which Cynosure or a Cynosure Affiliate grants a permitted sublicense pursuant to Section 2.1(b) under the sublicense grant from Palomar in Section 2.1(a).

2.	License Grants.

2.1.	By Palomar.

(a)	Licensed Products. Subject to the terms and conditions of this Agreement, Palomar hereby grants to Cynosure and Cynosure Affiliates a worldwide, royalty-bearing, non-exclusive sublicense, under the Anderson Patents, to make, use, sell, offer for sale and import Licensed Products (provided that those Cynosure Hair Modules that alone amount to a “Cynosure Product” hereunder are used exclusively with other Cynosure Products or Cynosure Other Products and no other products or systems of Cynosure, Cynosure Affiliates or any Third Parties), in each case only for hair removal and only outside of the Consumer Field. It is understood and agreed that (i) the foregoing sublicense grant shall cover only those Licensed Products Sold for which royalties are paid when required by this Agreement (including the cure period set forth in Section 8.3(b)) to Palomar hereunder as provided in Section 4 (including with respect to Sales of Licensed Products occurring before October 1, 2006, for which Cynosure pays royalties hereunder as specified in Section 4.2), (ii) the foregoing sublicense grant automatically extends, without any further action by Cynosure or any Cynosure Affiliates, to each person and entity that is a “Cynosure Affiliate” as of the Effective Date or becomes a “Cynosure Affiliate” thereafter, but only for so long as such person or entity remains a “Cynosure Affiliate” hereunder, and (iii) Palomar shall be in direct privity under this Agreement with any Cynosure Affiliate as a result of such sublicense grant.

(b)	Limited Sublicensing Rights. Cynosure and Cynosure Affiliates shall not have any right to grant to any Third Parties any further sublicenses under the sublicense grant set forth in Section 2.1(a), nor shall any purported sublicenses under such sublicense grants made by Cynosure or any Cynosure Affiliates or any of their sublicensees prior to October 1, 2006 be valid or enforceable, except Cynosure, and only those Cynosure Affiliates that are wholly-owned or majority-owned by Cynosure (directly or indirectly, and taking into account any local law restrictions as noted in Section 1.1), and no other Cynosure Affiliates, may grant sublicenses only as may be necessary for (i) Third Parties to distribute Licensed Products Sold by Cynosure or Cynosure Affiliates and for which royalties are payable to Palomar on Net Sales hereunder, or (ii) the manufacture of Licensed Products by Third Parties for sale only to Cynosure or Cynosure Affiliates, provided that, for each of clauses (i) and (ii), any such Third Parties are not Excluded Third Parties, and further provided that any such sublicense grants shall apply only to activities occurring on or after the actual date such sublicense grant is first memorialized in writing (and not before). Cynosure Sublicensees shall not have the right to grant any sublicenses under any such sublicense grant by Cynosure or Cynosure Affiliates. Cynosure shall be responsible to Palomar for the performance of any Cynosure Affiliates and Cynosure Sublicensees under any provisions of this Agreement for which Cynosure or any Cynosure Affiliate is responsible, even if such person or entity is also responsible to Palomar. No purchaser of any Licensed Product shall, by operation of this Agreement, receive any license, sublicense or other rights in, to or under the Anderson Patents that exceeds the scope and terms of the sublicense grant set forth in Section 2.1(a), notwithstanding the patent exhaustion/first sale doctrine. Apart from the foregoing limited right to grant further sublicenses, Cynosure and Cynosure Affiliates shall not have any right to make an Assignment or otherwise Transfer such sublicense grant except pursuant to Section 9.3(a).

(c)	License Field Limitation. Notwithstanding anything contained herein to the contrary, (i) Cynosure and Cynosure Affiliates shall not exercise, (ii) Cynosure shall not allow any Cynosure Affiliates or Cynosure Sublicensees to exercise, and (iii) with respect to any distributor, sublicense or other agreements entered into by Cynosure or any Cynosure Affiliates, or purchase orders issued or accepted by Cynosure or any Cynosure Affiliates, in each case after the Effective Date, Cynosure shall expressly prohibit in writing all Cynosure Affiliates and Cynosure Sublicensees from exercising, the sublicense grant provided for in Section 2.1(a) within the Consumer Field. With respect to not allowing certain activities by Cynosure Sublicensees as set forth in clause (ii) of the 1st sentence of this Section 2.1(c), the Parties understand and agree that, without limiting Cynosure and an Cynosure Affiliate’s obligations under such clause, once Cynosure or any Cynosure Affiliate learns of any violation of their obligations not to allow any Cynosure Sublicensee to conduct those prohibited activities, Cynosure and Cynosure Affiliates shall promptly use commercially reasonable efforts to end all such prohibited activities by such Cynosure Sublicensee within a commercially reasonable time period, and if unable to end all such prohibited activities by such efforts, shall in all events within six (6) months of first learning of any such prohibited activities by such Cynosure Sublicensee: (x) terminate the sublicense to such Cynosure Sublicensee; and (y) stop Selling (directly or indirectly through other Cynosure Sublicensees or otherwise) Licensed Products to such Cynosure Sublicensee. If Palomar notifies Cynosure in writing of any Cynosure Sublicensee conducting any such prohibited activities, Cynosure shall thereafter confirm in writing to Palomar that Cynosure has complied with the immediately preceding sentence for such Cynosure Sublicensee.

(d)	Patent Marking. Cynosure and Cynosure Affiliates shall mark all Licensed Products Sold after the Effective Date in accordance with the patent laws, if any, of the jurisdictions in which such Licensed Products are manufactured, used or Sold. Without limitation, Cynosure and Cynosure Affiliates shall mark all Licensed Products Sold in the United States after the Effective Date with the applicable U.S. patent numbers of the applicable Anderson Patents.

(e)	Palomar’s Right to Grant Other Sublicenses. Subject to the terms of this Agreement, Palomar retains the right to grant sublicenses and other rights in and to the Anderson Patents as Palomar may deem appropriate in its sole discretion, provided that no such grant may limit or restrict Cynosure’s or Cynosure Affiliates’ rights under this Agreement or impose any obligation on Cynosure or Cynosure Affiliates, other than as specified hereunder.

(f)	Excluded Third Parties. The Parties intend that no Excluded Third Party, or any of their products or other technology, is to be granted any rights under the Anderson Patents sublicensed by Palomar under Section 2.1(a), either through the direct sublicense from Palomar to Cynosure and Cynosure Affiliates under Section 2.1(a) or as a Cynosure Sublicensee. Thus, the Parties have agreed to preclude any Excluded Third Party from becoming a “Cynosure Affiliate” hereunder as provided in Section 1.1(b), and further have agreed to preclude any Assignment of this Agreement by Cynosure or any Cynosure Affiliate to or otherwise involving any Excluded Third Party under Section 9.3(a). Further, Cynosure and Cynosure Affiliates hereby agree that to the extent that any of them acquires any rights or interest in or to any product(s) or other technology from any person or entity while such person or entity is an “Excluded Third Party” hereunder, whether by Assignment under Section 9.3(a), asset purchase or sale, bankruptcy, conveyance, lease, distribution arrangement, manufacturing arrangement (including any foundry arrangement), license, sublicense, option, other transfer or any other transaction of any type (any such transaction, an “Acquisition”), the sublicense grant set forth in Section 2.1(a) (or any sublicense thereunder granted pursuant to Section 2.1(b)) shall not apply to such product(s) or technology or any improvements or derivatives thereto (even if such person or entity at some time after the applicable Acquisition is no longer an “Excluded Third Party” hereunder), and Palomar and its sublicensees shall retain any and all rights to enforce the Anderson Patents against Cynosure, Cynosure Affiliates, such Excluded Third Party or any other Third Party with respect to the same.

2.2.	By Cynosure.

(a)	Palomar Products. Cynosure and Cynosure Affiliates hereby grant to Palomar and Palomar Affiliates a worldwide, perpetual, irrevocable, fully paid up, royalty-free, non-exclusive license or sublicense, as the case may be, under the Cynosure Patents, to make, have made, use, sell, offer for sale and import Palomar Products. It is understood and agreed that (i) the foregoing sublicense grant automatically extends, without any further action by Palomar or any Palomar Affiliates, to each person and entity that is a “Palomar Affiliate” as of the Effective Date or becomes a “Palomar Affiliate” thereafter, but only for so long as such person or entity remains a “Palomar Affiliate” hereunder, and (ii) Cynosure shall be in direct privity under this Agreement with any Palomar Affiliate as a result of such sublicense grant.

(b)	Limited Sublicensing Rights. Palomar and Palomar Affiliates shall not have any right to grant to any Third Parties any sublicense under the license and sublicense grants set forth in Section 2.2(a), nor shall any purported sublicenses under such sublicense grants made by Palomar or any Palomar Affiliates or any of their sublicensees prior to the Effective Date be valid or enforceable, except Palomar, and only those Palomar Affiliates that are wholly-owned by Palomar (directly or indirectly, and taking into account any local law restrictions as noted in Section 1.1) and no other Palomar Affiliates, may grant sublicenses only as may be necessary for (i) the sale or distribution of Palomar Products by Third Parties acting as distributors, (ii) the manufacture of Palomar Products for resale only to Palomar, Palomar Affiliates or such Third Party distributors, or (iii) the development and commercialization of consumer products in a collaboration between Palomar or any Palomar Affiliate and a Third Party in which Palomar or a Palomar Affiliate has substantial development and/or commercialization obligations, provided that, any such sublicense grants shall apply only to activities occurring on or after the actual date such sublicense grant is first memorialized in writing (and not before). Palomar Sublicensees shall not have the right to grant sublicenses under such sublicense grants by Palomar or Palomar Affiliates except in connection with the sale or other distribution of a Palomar Product. Palomar shall be responsible to Cynosure for the performance of any Palomar Affiliates and Palomar Sublicensees under any provisions of this Agreement for which Palomar or any Palomar Affiliate is responsible, even if such person or entity is also responsible to Cynosure. No purchaser of any Palomar product shall, by operation of this Agreement, receive any license, sublicense or other rights in, to or under the Cynosure Patents that exceeds the scope and terms of the sublicense grant set forth in Section 2.2(a), notwithstanding the patent exhaustion/first sale doctrine. Apart from the foregoing limited right to grant sublicenses, Palomar and Palomar Affiliates shall not have any right to make an Assignment or otherwise Transfer such license grant except pursuant to Section 9.3(b).

(c)	Cynosure’s Right to Grant Other Sublicenses. Subject to the terms of this Agreement, Cynosure retains the right to grant sublicenses and other rights in and to the Cynosure Patents as Cynosure may deem appropriate in its sole discretion, provided that no such grant may limit or restrict Palomar’s or Palomar Affiliates’ rights under this Agreement or impose any obligation on Palomar or Palomar Affiliates, other than as specified hereunder.

2.3.	Related Licensing Provisions.

(a)	Prosecution. As between the Parties, each Party shall have the sole right (but not the obligation) in its sole discretion (subject to, for Palomar, the MGH Agreement) to prosecute, maintain, enforce and defend any Patents (sub)licensed by such Party to the other Party hereunder, and such other Party shall have no rights with respect to any such activities.

(b)	Other Transactions. (i) Palomar may assign, convey, sell, lease, encumber, license, sublicense or otherwise transfer to or grant any right in or to (collectively, “Transfer”) a Third Party or a Palomar Affiliate any and all of the Anderson Patents or the MGH Agreement and (ii) Cynosure and any Cynosure Affiliate may Transfer to a Third Party or other Cynosure Affiliate any and all of the Cynosure Patents, in each case provided that any such transaction is made subject to all rights and sublicense(s) of the other Party arising from this Agreement and shall not shall not impose any additional obligations on such other Party.

(c)	Licensing Fees. Except as otherwise expressly provided herein, any amounts or other consideration owed to any Third Party or a Palomar Affiliate, in the case of Palomar, or to any Third Party, in the case of Cynosure or any Cynosure Affiliate, on account of the grant of the (sub)licenses contained in this Section 2 shall be the sole responsibility of the Party granting the (sub)license.

2.4.	MGH Agreement. Palomar represents and warrants to Cynosure that the MGH Agreement, as redacted and attached hereto as Appendix B, is true and complete and in effect as of the Effective Date. In the event that the MGH Agreement is terminated for any reason before the expiration of all of the Valid Claims of the Anderson Patents, Cynosure and Cynosure Affiliates shall no longer have any further royalty obligations to Palomar under this Agreement from the date of such termination (other than for royalty obligations accrued hereunder before such date). Notwithstanding anything contained herein to the contrary, Palomar shall have no liability of any kind whatsoever as a result of such termination.

2.5.	No Other Rights. Each Party acknowledges and agrees that, as between the Parties, Cynosure and Cynosure Affiliates owns or has all right, title and interest in and to the Cynosure Patents, and Palomar and MGH have all right, title and interest in and to the Anderson Patents, other than in each case with respect to non-exclusive (sub)license grants already made by the Parties in the applicable license field hereunder, and that (i) in the case of Cynosure and Cynosure Affiliates, Palomar and Palomar Affiliates shall acquire no right, title or interest in or to the Cynosure Patents or any other Patents owned, licensed or Controlled by Cynosure, by implication, estoppel or otherwise, other than the (sub)license grant to Palomar and Palomar Affiliates set forth in Section 2.2(a) or as otherwise expressly provided herein, and (ii) in the case of Palomar, Cynosure and Cynosure Affiliates shall acquire no right, title or interest in or to the Anderson Patents or any other Patents owned, licensed or Controlled by Palomar, by implication, estoppel or otherwise, other than the sublicense grant to Cynosure and Cynosure Affiliates set forth in Section 2.1(a) or as otherwise expressly provided herein.

3.	Other Obligations of Cynosure.

3.1.	Definitions for this Section 3.

(a)	“Exploit” shall mean to make, have made, import, use, sell, or offer for sale, including to research, develop, register, modify, enhance, improve, Manufacture, have Manufactured, formulate, have used, export, transport, distribute, promote, market or have sold or otherwise dispose of.

(b)	“Exploitation” shall mean the making, having made, importation, use, sale, offering for sale or disposition of a product or process, including the research, development, registration, modification, enhancement, improvement, Manufacture, formulation, optimization, import, export, transport, distribution, promotion or marketing of a product or process.

(c)	“Manufacture” shall mean, with respect to a product or system, the manufacturing, processing, formulating, packaging, labeling, holding and quality control testing of such product or compound.

3.2.	Covenants.

(a)	For as long as the sublicense grant by Palomar to Cynosure and Cynosure Affiliates set forth in Section 2.1(a) is in effect (the “Sublicense Term”), Cynosure and Cynosure Affiliates shall not Exploit or otherwise practice the sublicenses to the Anderson Patents granted to Cynosure and Cynosure Affiliates by Palomar under Section 2.1(a) by:

(i)	developing any Licensed Products intended by Cynosure or any Cynosure Affiliates for use (in whole or in part) in the Consumer Field;

(ii)	marketing any Licensed Products in the Consumer Field; or

(iii)	developing or commercializing in or outside the Consumer Field any Female Accessory Product during its period of commercialization by Gillette or any Gillette licensee, provided that any apparatus, component, accessory, disposable or Consumable as to which Cynosure or any Cynosure Affiliate has expended material financial and other resources on its development or commercialization as a Light-Based Accessory Product before such Female Accessory Product is first commercialized by Gillette or any Gillette licensee shall not be subject to the restriction contained in this Section 3.2(a)(iii). All capitalized terms used in this Section 3.2(a)(iii), but not defined herein, shall have the meanings ascribed to them in the Gillette Agreement.

(b)	During the Sublicense Term, Cynosure and Cynosure Affiliates shall label Licensed Products commercialized outside the Consumer Field pursuant to the sublicense to the Anderson Patents granted to Cynosure and Cynosure Affiliates by Palomar under Section 2.1(a) with the following phrase (or similar words which fairly convey such products are for use only outside the Consumer Field): “not intended for consumer self-use.”

(c)	During the Sublicense Term, Cynosure and Cynosure Affiliates shall not, in the development and commercialization of Licensed Products outside the Consumer Field pursuant to the sublicense to the Anderson Patents granted to Cynosure and Cynosure Affiliates by Palomar under Section 2.1(a), intentionally (1) design, modify or otherwise improve any such Licensed Product(s) with the goal or intent of improving its efficacy or performance in the Consumer Field, or (2) optimize, induce, support or encourage the use of any such Licensed Products in the Consumer Field.

(d)	The covenants of Cynosure and Cynosure Affiliates contained in Sections 3.2(a)(i), 3.2(a)(ii) and 3.2(c) shall not prevent Cynosure or any Cynosure Affiliates from conducting any activity, or exercising or granting any licenses or other rights, with respect to the practice of the Anderson Patents, that has as its goal or intent Exploitation of a product or system outside the Consumer Field and not Exploitation of a product or system in the Consumer Field, notwithstanding the possibility that such activity, exercise or grant may have applications in the Consumer Field.

(e)	All Consumer Field Users (as defined in Section 3.3(a)), other than Palomar, are hereby granted third-party beneficiary rights to enforce the provisions of this Section 3.2 provided that Palomar has granted such Consumer Field Users such rights in writing.

3.3.	Economic Adjustments for Off-Label Sales.

(a)	Cynosure and Cynosure Affiliates each agrees to make payments to (i) Gillette, (ii) any other Third Party to which Palomar has granted an exclusive sublicense under the Anderson Patents in a field that in whole or in part falls within the Consumer Field, and (iii) Palomar (collectively, “Consumer Field Users”), as appropriate, in the manner set forth below, to compensate any of them for certain lost profits, if any, resulting from net off-label purchases during the Sublicense Term of Licensed Products commercialized pursuant to the sublicense to the Anderson Patents granted to Cynosure and Cynosure Affiliates by Palomar under Section 2.1(a), for use in the Consumer Field.

(b)	In the event that a Consumer Field User shall suffer Lost Profits (calculated in the manner set forth in Section 3.3(c)) in excess of Five Million Dollars (U.S. $5,000,000) in any calendar year, then such Consumer Field User may submit a written notice to Cynosure or any Cynosure Affiliate (a “Lost Profits Notice”) specifying its aggregate Lost Profits for such calendar year and enclosing copies of (A) the Independent Study (as defined below) supporting such calculation and (B) this Agreement. Within one hundred and eighty (180) days after receipt thereof, Cynosure or the Cynosure Affiliate, as applicable, shall (1) remit payment to such Consumer Field User, to such bank account designated in the Lost Profits Notice, in an amount equal to the difference between such Lost Profits and Five Million Dollars (U.S. $5,000,000) or (2) provide to such Consumer Field User a detailed written critique of such calculation, propose a revised calculation of such Consumer Field User’s Lost Profits based on a new Independent Study, and enclose a copy of such Independent Study. In the event that Cynosure or such Cynosure Affiliate, as applicable, shall propose a revised calculation, Cynosure or such Cynosure Affiliate, as applicable, and such Consumer Field User shall meet within thirty (30) days thereafter to attempt in good faith to negotiate an agreed level of Lost Profits, or otherwise settle the dispute. In the event that Cynosure or such Cynosure Affiliate, as applicable, and such Consumer Field User shall fail to reach agreement at such meeting, either of them may bring a lawsuit in any court of competent jurisdiction to resolve such dispute.

(c)	The Lost Profits of such Consumer Field User for a calendar year during the Sublicense Term shall be determined as follows. Such Consumer Field User shall retain, at its expense, a nationally-recognized economic consulting firm to determine, for such year, on the basis of accepted accounting, market research, sampling and survey methodology, (A) the sales by Cynosure, Cynosure Affiliates, Cynosure Sublicensees and Cynosure’s agents for such year of Licensed Products, commercialized pursuant to the sublicense under the Anderson Patents granted to Cynosure and Cynosure Affiliates by Palomar under Section 2.1(a), that displaced sales by or on behalf of such Consumer Field User of products, intended for use in the Consumer Field, that use optical radiation for therapeutic or cosmetic effect, and (B) the sales of such products for such year by such Consumer Field User and its affiliates, sublicensees and agents that displaced sales of such Licensed Products by or on behalf of Cynosure or Cynosure Affiliates, (C) the average net profit of such Consumer Field User for each unit of product sold (on a country-by-country basis, as relevant), (D) the loss of sales resulting from net off-label sales, calculated on the basis of (A) and (B), and (E) the lost profits attributable to such net off-label sales, calculated on the basis of (C) and (D) (the “Lost Profits”). Such determinations shall be summarized and documented in a report prepared by such nationally-recognized economic consulting firm (the “Independent Study”).

(d)	All Consumer Field Users, other than Palomar, are hereby granted third-party beneficiary rights with respect to the provisions of this Section 3.3 provided that Palomar has granted such Consumer Field Users such rights in writing.

3.4.	Other Provisions.

(a)	The provisions of this Section 3 shall apply to Cynosure Sublicensees to the same extent as Cynosure and Cynosure Affiliates. The provisions of this Section 3 shall be in effect for only as long as the Sublicense Term, and further shall be in effect with respect to any particular Consumer Field User for only as long as such Consumer Field User has an exclusive sublicense under the Anderson Patents in a field that in whole or in part falls within the Consumer Field, provided that the end of the Sublicense Term shall not affect any obligations of Cynosure or Cynosure Affiliates under this Section 3 that have accrued as of the end of the Sublicense Term.

(b)	Palomar represents and warrants to Cynosure as of the Effective Date that the Gillette Agreement, excluding exhibits and redactions of other commercially sensitive information, and attached hereto as of the Effective Date as Appendix A, is true and complete and in effect as of the Effective Date.

4.	Compensation.

4.1.	Flow-Chart. Attached hereto as Exhibit G are flow-charts showing how to determine royalty payments for the Sale of Licensed Products in accordance with the provisions of this Section 4. The Parties intend for those flow-charts and the provisions of this Section 4 to be read and construed as one document in order to understand the royalty obligations hereunder.

4.2.	Royalties Arising from Past Sales; Releases.

(a)	Payment. The Parties agree that (A) the aggregate amount of royalties due for Sales of Licensed Products by Cynosure and Cynosure Affiliates before October 1, 2006 is equal to Ten Million U.S. Dollars (US$10,000,000), which the Parties understand and agree is based on a royalty rate of seven and one half percent (7.5%) of applicable Net Sales through September 30, 2006, in accordance with Section 4.4, and excludes all interest, penalties or damages of any kind whatsoever accruing before October 1, 2006, and (B) for the avoidance of doubt, subject to payment of the amount described in clause (A), Cynosure shall not be liable for any interest, penalties or damages with respect to such royalties due for Sales of Licensed Products by Cynosure and Cynosure Affiliates before October 1, 2006, in accordance with the release granted by Palomar in Section 4.2(b). Cynosure shall pay to Palomar such amount within two (2) days of the Effective Date. The payment required by this Section 4.2 shall be made by wire transfer, without deduction for any taxes or other charges, as provided in Section 4.11.

(b)	Release by Palomar. Upon its receipt of such payment set forth in Section 4.2(a), Palomar, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, shall release, acquit and forever discharge Cynosure, each Cynosure Affiliate and each of their respective current and former principals, officers, directors, equity holders, members, employees, partners (whether general or limited), distributors, attorneys, parents, affiliates, subsidiaries, divisions, and successors and assigns (collectively, the “Cynosure Group”), of and from any and all manner of obligations, damages, demands, costs, expenses, losses, liens, debts and liabilities, and any and all claims, counterclaims and causes of action (whether in law or equity) (collectively, “Claims”), whether known or unknown, that accrue based on any claim of infringement of the Anderson Patents (including the Other Anderson Patents) resulting from the manufacture, use, sale, offer for sale or importation of any product listed on Exhibit E or Exhibit F limited to the form in which those products were sold and to the treatments for which those products were marketed by Cynosure and Cynosure Affiliates prior to October 1, 2006, in each case in the Professional Field only, which Palomar had, has, or may have prior to October 1, 2006 (but not thereafter). Palomar warrants and represents that it has not assigned or otherwise transferred any Claim released by this Section 4.2(b). Palomar covenants and agrees that it will not sue Cynosure or any member of the Cynosure Group, individually or collectively, or otherwise pursue or participate in the pursuit of any claim brought by any person or entity against Cynosure or any member of the Cynosure Group, individually or collectively, based on any Claim released by this Section 4.2(b). Notwithstanding the provisions of this Section 4.2(b), nothing in this Agreement shall release, acquit, discharge or otherwise affect any other Claims related to Palomar’s rights under this Agreement.

(c)	Release by Cynosure. Effective as of October 1, 2006, Cynosure, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby releases, acquits and forever discharges Palomar, each Palomar Affiliate and each of their respective current and former principals, officers, directors, equity holders, members, employees, partners (whether general or limited), distributors, attorneys, parents, affiliates, subsidiaries, divisions, and successors and assigns (collectively, the “Palomar Group”), of and from any and all manner of Claims, whether known or unknown, that accrue based on any claim of infringement of the Cynosure Patents resulting from the manufacture, use, sale, offer for sale or importation of any product listed on Exhibit C limited to the form in which those products were sold and to the treatments for which those products were marketed by Palomar and Palomar Affiliates prior to October 1, 2006, in each case in the Professional Field only, which Cynosure had, has, or may have prior to October 1, 2006 (but not thereafter). Cynosure warrants and represents that it has not assigned or otherwise transferred any Claim released by this Section 4.2(c). Cynosure covenants and agrees that it will not sue Palomar or any member of the Palomar Group, individually or collectively, or otherwise pursue or participate in the pursuit of any claim brought by any person or entity against Palomar or any member of the Palomar Group, individually or collectively, based on any Claim released by this Section 4.2(c). Notwithstanding the provisions of this Section 4.2(c), nothing in this Agreement shall release, acquit, discharge or otherwise affect any other Claims related to Cynosure’s rights under this Agreement.

4.3.	No Payments for Certain Products.

(a)	Palomar Products. The Parties acknowledge and agree that the (sub)license grant by Cynosure and Cynosure Affiliates to Palomar and Palomar Affiliates under the Cynosure Patents specified in Section 2.2(a) is fully paid up and royalty-free, and Palomar and Palomar Affiliates shall not pay Cynosure or any Affiliates any amounts or other consideration on account of such (sub)licenses.

(b)	Certain Licensed Products. The Parties acknowledge and agree that no royalties are due hereunder for the Sale of (1) Cynosure Other Products, except as provided in Section 4.4(c) to the extent that a Cynosure Other Product becomes a Cynosure Combination Product hereunder, or (2) Cynosure Other Modules, except as provided in Section 4.4(c) upon their Sale as part of or for use with a Cynosure Combination Product.

(c)	No Limitation. No provision contained herein, including in this Section 4.3(c) or Section 4.4 or the definitions in Section 1, shall limit Palomar’s ability to institute any suit or action and seek any remedy against Cynosure or any Cynosure Affiliate in the event the manufacture, use, sale, offering for sale, or importation of any Cynosure Other Product or Cynosure Other Module infringes any Valid Claim of the Anderson Patents, even if the same is used in combination with a Licensed Product for which a license is granted and royalties are paid hereunder.

4.4.	Royalties Payable by Cynosure for Net Sales.

(a)	Cynosure Hair Products and Cynosure Modules Added Thereto.

(i)	Cynosure shall pay to Palomar royalties on Net Sales of each Cynosure Hair Product, except the Apogee Elite Laser System, in all countries where the manufacture, use, sale, offer for sale or importation of such Cynosure Hair Product infringes a Valid Claim of the Anderson Patents, equal to seven and one half percent (7.5%) of such Net Sales. Cynosure shall pay to Palomar royalties on Net Sales of each Apogee Elite Laser System, in all countries where the manufacture, use, sale, offer for sale or importation of such Apogee Elite Laser System infringes a Valid Claim of the Anderson Patents, equal to (i) seven and one half percent (7.5%) of such Net Sales for purposes of calculating the portion of the payment set forth in Section 4.2 that is attributable to Sales of the Apogee Elite Laser System by Cynosure and Cynosure Affiliates accruing before October 1, 2006, (ii) five percent (5%) of such Net Sales of such Apogee Elite Laser System accruing between October 1, 2006 and September 31, 2007, inclusive, (iii) six and one half percent (6.5%) of such Net Sales of such Apogee Elite Laser System accruing between October 1, 2007 and September 31, 2008, inclusive, and (iv) seven and one half percent (7.5%) of such Net Sales of such Apogee Elite Laser System accruing on or after October 1, 2008.

(ii)	In the event that a Cynosure Hair Module is Sold for use with a previously Sold Cynosure Hair Product, Cynosure shall pay to Palomar royalties of seven and one half percent (7.5%) on Net Sales attributable to such Cynosure Hair Module in all countries where the manufacture, use, sale, offer for sale or importation of such Cynosure Hair Module infringes a Valid Claim of the Anderson Patents.

(iii)	In the event that a Cynosure Other Module is Sold for use with a previously Sold Cynosure Hair Product, (1) no royalties already paid or owed to Palomar for the previous Sale of such Cynosure Hair Product hereunder shall be creditable or refundable and there shall be no right of set-off with respect thereto, and (2) no royalties shall be owed Palomar hereunder on the Net Sales attributable to such Cynosure Other Module.

(b)	Cynosure Other Products, and Cynosure Modules Added Thereto.

(i)	No royalties shall be owed Palomar hereunder by Cynosure on the Sale of Cynosure Other Products.

(ii)	In the event that a Cynosure Hair Module is Sold for use with a previously Sold Cynosure Other Product, (1) no royalties shall be owed hereunder for the previous Sale of the Cynosure Other Product, and (2) Cynosure shall pay to Palomar royalties of seven and one half percent (7.5%) on Net Sales attributable to such Cynosure Hair Module in all countries where the manufacture, use, sale, offer for sale or importation of such Cynosure Hair Module infringes a Valid Claim of the Anderson Patents.

(iii)	In the event that a Cynosure Other Module is Sold for use with a previously Sold Cynosure Other Product, no royalties shall be owed Palomar hereunder on the Net Sales attributable to such Cynosure Other Module.

(c)	Royalties Payable by Cynosure on Cynosure Combination Products.

(i)	Amount. Cynosure shall pay to Palomar a seven and one half percent (7.5%) royalty on the percentage set forth in the table below of the Aggregate Net Sales (as defined below) attributable to the Sale of each Cynosure Combination Product, in all countries where the manufacture, use, sale, offer for sale or importation of such Cynosure Combination Product infringes a Valid Claim of the Anderson Patents. This Section 4.4(c) shall apply to Sales of the Apogee Elite Laser System, which shall be deemed a Cynosure Combination Product hereunder, if Cynosure or any Cynosure Affiliate modifies the Apogee Elite Laser System such that it is marketed as being capable of using both (i) at least one Cynosure Other Module and (ii) at least one Cynosure Hair Module, in each case (a) including if Cynosure markets such modified Apogee Elite Laser System between October 1, 2006 and September 31, 2008 and (b) effective as of the date of such modification.

Type of Cynosure Combination Products
Number of Cynosure Hair Modules	Number of Cynosure Other Modules	Percentage of Aggregate Net Sales To Use to Calculate Royalty Amount Owed
None	One or more	Zero percent (0%), i.e., no royalty due

One or more	None	One hundred percent (100%)

Only one	One or more	Fifty percent (50%)

More than one	One or more	Seventy percent (70%)

(ii)	Calculation of Royalties. For purposes of calculating royalties on the Sale of Cynosure Combination Products, and Cynosure Modules for them, the “Aggregate Net Sales” shall be used, wherein such term shall mean all of the Net Sales attributable to all the components of a particular Cynosure Combination Product, i.e., the Cynosure Combination Product and all associated Cynosure Modules, whether one or more than one Sales were involved. Accordingly, upon each Sale of a Cynosure Combination Product, or a Cynosure Module associated therewith, the royalties due Palomar shall be calculated or recalculated, as the case may be, as follows:

(1)	On the first Sale of a Cynosure Combination Product, the royalty shall be calculated as provided in the table above on the Net Sales attributable to such Cynosure Combination Product (including any Cynosure Modules Sold therewith), which shall be the Aggregate Net Sales for such purposes;

(2)	For a Cynosure Combination Product previously Sold, upon the Sale of a Cynosure Module to be used with such Cynosure Combination Product, the Net Sales from clause (1) above and the Net Sales attributable to such Cynosure Module shall be summed to give the Aggregate Net Sales, and the royalty shall be calculated as provided in the table above, with the understanding that the percentage of Aggregate Net Sales to be used to calculate the royalty owed may change if the type of Cynosure Combination Product were to change as a result of the Sale of such Cynosure Module, and either (A) a credit shall be taken by Cynosure if and only to the extent that Cynosure has already paid royalties on such Cynosure Combination Product (and no other Cynosure Product) in excess of the new royalty calculated, or (B) an additional amount shall be paid by Cynosure to Palomar for any increase in the royalties owed; and

(3)	The process in clause (2) above shall be repeated for each Sale of a Cynosure Module to be used with such Cynosure Combination Product.

Exhibit H sets forth examples of calculating royalties owed for the Sale of Cynosure Combination Products.

(iii)	Counting Cynosure Modules. With respect to the foregoing table in Section 4.4(c)(i), for purposes of determining the number of Cynosure Modules associated with a particular Cynosure Combination Product:

(1)	Each separate Cynosure Module shall count as either a Cynosure Hair Module or a Cynosure Other Module, even if such module may be used for multiple treatment purposes (e.g., a Cynosure Other Module that was marketed for treatment of both wrinkles and acne would count as one Cynosure Other Module for the tally); and

(2)	Each Cynosure Module may only be associated with a single Cynosure Combination Product, even if such Cynosure Module is used with more than one Cynosure Combination Product, and each Cynosure Module shall be associated with that Cynosure Combination Product that gives to the greatest extent possible an equal number of each type of Cynosure Module to all of the Cynosure Combination Products that use such Cynosure Module.

4.5.	Royalties – General. The following provisions shall apply to all royalties due under any provision of Section 4:

(a)	Limited Right of Set-Off. Except as expressly provided in Section 4.11 and in Section 4.4(c) for royalties payable pursuant to Section 4.4(c), all royalties owed or paid to Palomar pursuant to this Section 4 shall be non-creditable and non-refundable and there shall be no right of set-off with respect thereto, provided that Cynosure may credit any over-payment made by Cynosure to Palomar hereunder against future amounts owed Palomar hereunder but otherwise Palomar shall not be obligated to reimburse any such over-payment.

(b)	Multi-Sale Licensed Products. Royalties shall be owed to Palomar hereunder no matter whether a Licensed Product is Sold in a single transaction, or whether the various components of a Licensed Product are Sold in a series of transactions. By way of example and without limitation, if a first component of a Licensed Product that by itself is not a Licensed Product hereunder is Sold (e.g., an item that is used to remove tattoos but is not a Licensed Product hereunder), and then thereafter a second component of a Licensed Product that, when combined or used in combination with the first component, produces a Licensed Product hereunder is then Sold (e.g., a piece that, when used with the item for tattoo removal, produces optical radiation for hair removal), royalties shall be owed to Palomar on the Net Sales attributable to all the components that make up the Licensed Product (for this example, the sum of the Net Sales attributable to the Sale of the item for tattoo removal and the piece for hair removal).

(c)	Country Issues. Royalties shall be owed and payable only on Net Sales of Licensed Products in those countries where the manufacture, use, sale, offer for sale or importation of such Licensed Product infringes a Valid Claim of the Anderson Patents, subject to the following understanding for the mutual convenience of the Parties: the determination of whether the manufacture of a Licensed Product infringes a Valid Claim of the Anderson Patents shall be determined by assuming that the entire Licensed Product for such infringement analysis is manufactured in each country in which a part of the Licensed Product that is materially involved in practicing such a Valid Claim occurs. By way of example and without limitation, if a part of a Licensed Product that is materially involved in practicing such a Valid Claim is manufactured in a first country, and another part of a Licensed Product is manufactured in a second country, for purposes of determining if a royalty is owed to Palomar hereunder on the manufacture of the Licensed Product as a whole, the entire Licensed Product shall be assumed to be manufactured in the first country, and if such Valid Claim in the first country would be, in the absence of the sublicense granted in Section 2.1(a), infringed by such manufacture, then a royalty shall be owed to Palomar on the Net Sale attributable to the entire Licensed Product. Similarly, if the part of the Licensed Product that is manufactured in the second country is also materially involved in practicing a Valid Claim in the second country and if such Valid Claim in the second country would be, in the absence of the sublicense granted in Section 2.1(a), infringed by such manufacture, then a royalty shall be owed to Palomar on the Net Sale attributable to the entire Licensed Product. The foregoing shall also apply in the event a Licensed Product is Sold as components in more than one transaction, as provided in Section 4.5(b).

(d)	Treatment of Marketing by Others. For purposes of determining whether any module, product, system, component, accessory or other good or service is a Licensed Product hereunder, it is understood and agreed that all marketing activities supported directly or indirectly by Cynosure or one or more Cynosure Affiliates or Cynosure Sublicensees (which support may include, without limitation, providing any written marketing materials, supporting any clinical trials, or providing any consideration (including by reducing amounts owed)) shall be attributed to Cynosure and Cynosure Affiliates for such purposes. With respect to attributing certain marketing activities by Cynosure Sublicensees to Cynosure and Cynosure Affiliates under this Section 4.5(d), the Parties understand and agree that, once Cynosure or any Cynosure Affiliate learns of any such marketing activities by any Cynosure Sublicensee that Cynosure and Cynosure Affiliates do not want to be attributed to them hereunder (the “Non-Applicable Activities”), Cynosure shall notify Palomar in writing of such Non-Applicable Activities and the Cynosure Sublicensee(s) involved (unless Palomar first notified Cynosure of such Non-Applicable Activities, whereupon Cynosure shall confirm in writing that it received such notice and intends to take the steps set forth below), and Cynosure and Cynosure Affiliates shall use commercially reasonable efforts to end such Non-Applicable Activities within a commercially reasonable period of time. If Cynosure and Cynosure Affiliates are able to end all such Non-Applicable Activities within six (6) months of first learning of any such Non-Applicable Activities, those Non-Applicable Activities shall not be attributed to Cynosure and Cynosure Affiliates hereunder; however, if Cynosure and Cynosure Affiliates are unable to end the Non-Applicable Activities within six (6) months by such efforts, Cynosure and the Cynosure Affiliates shall immediately (x) terminate the sublicense to such Cynosure Sublicensee, and (y) stop Selling (directly or indirectly through other Cynosure Sublicensees or otherwise) Licensed Products to such Cynosure Sublicensee. Cynosure’s and Cynosure Affiliates’ full compliance with the preceding sentence shall be deemed to fully satisfy their obligations under this Section 4.5(d) with respect to Cynosure Sublicensees; contingent upon such full compliance, any such Non-Applicable Activities shall not be attributed to Cynosure or any Cynosure Affiliate.

(e)	Records. In addition to the records that Cynosure and Cynosure Affiliates are required to keep under Section 4.9, Cynosure shall maintain, and shall cause Cynosure Affiliates to maintain, such records, based on the serial number of each Cynosure Product and Cynosure Module, to verify any royalty calculation for Cynosure Products and Cynosure Modules, and such records shall be available for audit as provided in Section 4.10.

(f)	Single Royalty. Cynosure shall pay only one royalty hereunder on Net Sales attributable to each Licensed Product whether or not it is covered by more than one claim of the Anderson Patents and whether or not it infringes the Anderson Patents in more than one country.

(g)	Waiver. By written notice to Cynosure, Palomar shall have the right to waive, in its sole discretion, retrospectively or prospectively, any royalties owed or that would otherwise be owed in the future to Palomar by Cynosure as a result of this Agreement, and Palomar shall have no liability of any kind whatsoever as a result of the presence or absence of any waived obligation.

4.6.	Potential Royalty Rate Reduction.

(a)	Potential Reduction in Royalty Rate. Subject to Section 4.6(b), if after the Effective Date Palomar grants to a Third Party a non-exclusive sublicense under the Anderson Patents within the Professional Field (but not the Consumer Field), which sublicense has materially the same terms as this Agreement but with a royalty rate on net sales of products whose manufacture, use or sale infringe the Anderson Patents in the United States that is a lower percentage than the percentage rate specified under Section 4.4 (i.e., 7.5%) (such lower percentage rate, the “Lower Rate”), then Palomar shall notify Cynosure of the existence of any such sublicense and the Lower Rate, and the royalty percentage rate set forth in Section 4.4 shall be reduced to the Lower Rate for Net Sales of Licensed Product whose manufacture, use or sale infringe the Anderson Patents in the United States, which reduction shall become effective as of the date (but not before) that such Third Party has sold, in the aggregate, at least One Hundred Thousand Dollars (U.S. $100,000) in products whose manufacture, use or sale infringe the Anderson Patents in the United States giving rise to royalties payable to Palomar at the Lower Rate. Notwithstanding anything in this Agreement to the contrary, any such royalty reduction shall not apply to amounts already paid or payable to Palomar hereunder (including those identified in Section 4.2).

(b)	Exceptions. Section 4.6(a) shall not apply to any of the following sublicenses under the Anderson Patents granted by Palomar:

(i)	Sublicenses, or rights to sublicenses, that are in effect prior to the Effective Date, provided that Section 4.6(a) shall apply to any subsequent amendment or restatement of such existing sublicense, where such amendment or restatement changes the royalty rate, except if any other provision of this Section 4.6(b) applies, in which case Section 4.6(a) shall not apply;

(ii)	Sublicenses granted by Palomar to settle any bona fide litigation or arbitration;

(iii)	Sublicenses granted by Palomar to settle for infringement of the Anderson Patents occurring prior to the effective date of such sublicense, so long as the applicable royalty rate under such sublicense on net sales after the effective date of such sublicense of products whose manufacture, use or sale infringe the Anderson Patents in the United States is equal to the percentage rate specified under Section 4.4 (i.e., 7.5%);

(iv)	Sublicenses granted by Palomar for which the consideration owed to Palomar is more than the payment of royalties on net sales, such as a bona fide license or sublicense to Palomar by such Third Party under Patents or other intellectual property rights owned or controlled by such Third Party;

(v)	Sublicenses granted for other than hair removal;

(vi)	Sublicenses granted to Palomar Affiliates;

(vii)	Sublicenses granted in connection with a development and/or commercialization agreement in which Palomar has more than de minimus development or commercialization rights or obligations; and

(viii)	Sublicenses or licenses that apply to more than the Anderson Patents, such as licenses or sublicenses to other Patents owned or controlled by Palomar or other intellectual property rights, such as trade secrets, of Palomar.

(c)	Exceptions to an Anderson Patent Challenge. Section 4.6(a) shall not apply under any circumstances if the royalty rate under Section 4.4 increases as a result of an Anderson Patent Challenge as specified in Section 8.6.

4.7.	Royalty Disputes.

(a)	Royalty Dispute and Escrow Account. If Palomar and any of Cynosure or Cynosure Affiliates shall in good faith dispute whether (i) Cynosure has an obligation to pay to Palomar royalties for the Sale by Cynosure or any Cynosure Affiliates of any module, product, system, component or accessory, in each case other than the Cynosure Combination Products and handpieces listed in Exhibit E under the heading “List of Cynosure Combination Products” and the Cynosure Hair Products and handpieces listed in Exhibit F (the “Cynosure Current Products”),or the appropriate amount of such payment, based on whether the manufacture, use or sale of such item infringes the Anderson Patents, or whether such item should be categorized as a Cynosure Hair Module or Cynosure Other Module, or as a Cynosure Hair Product or Cynosure Combination Product or Cynosure Other Product, as applicable hereunder (but not based on any other dispute involving royalties, such as the amount of royalties payable on Net Sales for sales of any module, product, system, component or accessory the categorization of which is not in dispute, the application of the Net Sales definition, audit disputes, payment performance by Cynosure, whether any person or entity is a Cynosure Affiliate or Excluded Third Party hereunder, etc.), or (ii) any dispute regarding the applicability of Section 4.6(a), then in each case (i) and (ii), the subject Parties (plus Cynosure if the affected Party is a Cynosure Affiliate) shall first attempt to resolve such dispute (a “Royalty Dispute”) in accordance with Section 6. If the Parties are unable to resolve a Royalty Dispute as provided in Section 6, then within seventy-five (75) days of the applicable Dispute Notice Date from Section 6.1 for such Royalty Dispute, Cynosure shall deposit those royalty amounts that Palomar believes in good faith it is owed hereunder and that Cynosure has failed or refuses to pay to Palomar (collectively, the “Disputed Amounts”) into an escrow account (the “Escrow Account”). The Escrow Account shall (1) be under the control of an independent escrow agent that is a U.S. recognized banking or financial institution and that is reasonably acceptable to Palomar, (2) accrue interest on all deposited Disputed Amounts at a commercially reasonable rate, and (3) require that such escrow agent distribute all deposited Disputed Amounts (plus interest and minus fees for the Escrow Account) at the mutual direction of the Parties or as provided by a court or other decision-maker agreed to by the Parties. In addition, all fees charged by such escrow agent for the Escrow Account (the “Escrow Fees”) shall be paid from the deposited Disputed Amounts, subject to recovery as provided in Section 4.7(b). All subsequent disputed or unpaid royalties related to an unresolved Royalty Dispute shall be deposited by Cynosure as additional deposited Disputed Amounts in the applicable Escrow Account for such Royalty Dispute when the payment would be due hereunder for those royalties. It is understood and agreed that a new Escrow Account shall be established for a Royalty Dispute that is unrelated to any then unresolved Royalty Disputes. This Section 4.7 shall be in addition and without prejudice to any Party’s other rights or remedies hereunder.

(b)	Costs. In the event that Cynosure has deposited, or is obligated to deposit, any amounts in an Escrow Account as provided in Section 4.7(a) for a Royalty Dispute, then in the event that any suit or action is instituted by either Party to resolve such Royalty Dispute, the prevailing Party in such suit or action with respect to the issue(s) giving rise to such Royalty Dispute shall be entitled to recover from the losing Party all reasonable out-of-pocket fees, costs and expenses (including those of attorneys, professionals and accountants and all those arising from appeals and investigations) incurred by the prevailing Party in connection with such Royalty Dispute on or after the applicable Dispute Notice Date, as well as all applicable Escrow Fees (collectively, “Expenses”). In the event that one Party prevails on some issues, and the other Party prevails on other issues, involved in such Royalty Dispute, then each Party shall be entitled to recover from the other Party an amount equal to the product calculated by multiplying (1) the sum total of both Parties’ Expenses for such Royalty Dispute, with (2) such Party’s Winning Percentage, wherein “Winning Percentage” shall mean the (i) the sum of the monetary value of the applicable Disputed Amounts for each issue on which a Party prevailed, divided by (ii) all of the applicable Disputed Amounts.

(c)	Cynosure Current Products. During the Term, Cynosure and Cynosure Affiliates shall not bring, pursue or maintain, allow any Cynosure Sublicensee to bring, pursue or maintain, or allow, cause or encourage any Third Party to bring, pursue or maintain, any claim or other assertion in any court or other governmental forum of competent jurisdiction (including any patent office) seeking a judgment or other decision that the manufacture, use, sale, offering for sale, or importation of the Cynosure Current Products does not infringe any Valid Claims of the Anderson Patents (any such claim or other assertion, a “Non-Infringement Challenge”). In the event that any Non-Infringement Challenge is brought, pursued or maintained in contravention of this Section 4.7(c), Cynosure and Cynosure Affiliates each understands and agrees that, in addition and without prejudice to any of Palomar’s other rights or remedies hereunder, (i) Cynosure and Cynosure Affiliates shall be in material breach of this Agreement, and (ii) Cynosure and Cynosure Affiliates shall reimburse Palomar for all reasonable costs and expenses of attorneys, professionals and accountants incurred by Palomar and MGH to respond to and defend any such Non-Infringement Challenge.

4.8.	Reports. Following the Effective Date and for as long as royalties are owed to Palomar hereunder, Cynosure shall furnish to Palomar a written quarterly calendar report showing, on a country-by-country basis, for all Sales by Cynosure and Cynosure Affiliates: (i) the Net Sales of all Licensed Products for which royalties are owed under Section 4.4 during the reporting period and a reasonably detailed calculation of such Net Sales, including separately identifying Sales made by Cynosure and Cynosure Affiliates and including the amount and reasons for any deductions from Actual Amounts; (ii) the royalties payable in U.S. dollars owed to Palomar for such Net Sales; (iii) the dates of the first commercial sale of any new Licensed Product that occurred during the reporting period and Cynosure’s proposed categorization of such new Licensed Product; (iv) the exchange rates used in determining the amount of U.S. dollars; (v) the reclassification of any Cynosure Product or Cynosure Other Product from one category to another or within types of Cynosure Combination Products identified in the table above, and a reasonably detailed description for such reclassification; and (vi) all serial number information regarding specific examples of Cynosure Combination Products and Cynosure Modules for use with them, including all other information reasonably necessary, to explain any royalty calculation for Sales of such Products and Modules. Each report shall be due on the thirtieth (30th) day following the close of each calendar quarter. If no royalty is due for any royalty period during the Term hereunder, Cynosure shall so report. The receipt or acceptance by Palomar of any royalty statement or royalty payment shall not prevent Palomar from subsequently challenging the validity or accuracy of such statement or payment, or the method used by Cynosure in calculating the same. Further, the acceptance by Palomar of Cynosure’s payment set forth in Section 4.2 shall not be construed as Palomar’s acceptance of the method used by Cynosure in calculating any such statement or payment covered thereby or Palomar’s acceptance of Cynosure using such method for such Sales after October 1, 2006. The above report shall be regarded as Cynosure’s confidential information and Palomar hereby covenants that it shall not use or disclose any information included in such report for any purpose other than determining whether Cynosure and Cynosure Affiliates have complied with their obligations under, and enforcing the terms of, this Agreement, provided that Palomar may share such information with MGH under a confidentiality agreement between Palomar and MGH. Palomar further agrees that, until such time as such information is no longer confidential through no fault of Palomar, it shall maintain the report and any information included therein in confidence and treat such information in a manner at least as restrictive as its manner of treating its own confidential information of similar nature and in any event not less than with a reasonable degree of care.

4.9.	Records. Cynosure and Cynosure Affiliates shall keep complete and accurate records for seven (7) years after the Sale of a Cynosure Product or Cynosure Module, including records of Net Sales of Cynosure Products and Cynosure Modules.

4.10.	Audits. Upon sixty (60) days prior written request by Palomar or MGH, Cynosure and Cynosure Affiliates shall permit a certified, independent public accountant selected by Palomar or MGH to have access during normal business hours, at Cynosure and such Cynosure Affiliate’s premises, to such of the records of Cynosure and Cynosure Affiliates as may be reasonably necessary to verify the accuracy of the royalty reports and payments hereunder for Sales of Licensed Products by Cynosure and Cynosure Affiliates on or after October 1, 2006. Palomar may make such a request not more than once in respect of any calendar year and such request may not apply to any periods outside of the period of time that the appropriate records are required to be kept hereunder in accordance with Section 4.9. In the event that such accountant concludes that additional royalties are owed for the audited period, the additional royalty shall be paid within thirty (30) days of the date Palomar delivers to Cynosure such accountant’s written report so concluding, together with interest calculated in the manner provided by Section 4.11. The fees charged by such accountant shall be paid by Palomar or MGH unless the audit discloses that the royalties payable by Cynosure for the audited period are at least fifty thousand dollars (U.S. $50,000) more than the royalties actually paid for such period, in which case Cynosure shall pay the reasonable fees and expenses charged by such accountant. Palomar agrees that such accountant’s report and all information subject to review under this Section 4.10 is confidential, that it shall cause such accountant to retain all such information in confidence, and that it shall not provide such information to MGH unless MGH agrees to retain all such information in confidence. Palomar hereby covenants and agrees that Palomar may not use any such information for any purpose other than determining whether Cynosure or any Cynosure Affiliate has complied with their obligations under, and enforcing the terms of, this Agreement. Palomar further agrees that, until such time as such information is no longer confidential through no fault of Palomar, it shall maintain such information in confidence and treat it in a manner at least as restrictive as the manner in which Palomar treats its own confidential information of similar nature and in any event not less than with a reasonable degree of care.

4.11.	Payments. Royalties accrued by the end of a calendar quarter shall be due and payable on the forty-fifth (45th) day following the close of each calendar quarter. The receipt or acceptance by Palomar of any royalty payment shall not prevent Palomar from subsequently challenging the validity or accuracy of such payment. Late royalty payments, together with interest thereon accruing under this Agreement from the date when due, shall be payable immediately upon discovery. Any credits to be taken by Cynosure as a result of deductions to the royalties already paid shall be taken from the next payment due hereunder. All payments under this Agreement shall be made when due hereunder in U.S. dollars by transfer to Palomar to the bank account specified below or such other bank account as Palomar may designate from time to time. Any payments which fall due on a date which is a legal holiday in the jurisdiction in which the bank account resides may be made on the next following day which is not a legal holiday in such jurisdiction. Any payments that are not paid on or before the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of one and one-half percent (1.5%) per month or the highest rate permitted by applicable law. Interest payable shall be calculated on a compound basis with a monthly compounding period from the date the payment was due until the date payment is received by Palomar.

Bank Name:	Banknorth
Bank Address:	370 Main Street
Worcester, MA 01608
Palomar Medical Technologies, Inc.
Account No. 8241022982
ABA No. 211370545

4.12.	Taxes and Other Charges. In addition to any other amounts due hereunder, Cynosure and Cynosure Affiliates shall pay all foreign, federal, state, municipal and other governmental excise, sales, use, property, customs, import, value added, gross receipts and other taxes, fees, levies and duties of any nature now in force or enacted in the future that are assessed upon or with respect to the manufacture, use, offer for sale, sale or importation of the Licensed Products, any royalties or other payments made or owing hereunder, or otherwise arising in connection with this Agreement or any transactions contemplated hereby, but excluding United States taxes based on Palomar’s net income. If Cynosure is required by law to make any deduction or withhold from any sum payable to Palomar by Cynosure hereunder, then the sum payable by Cynosure upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Palomar receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Palomar would have received and retained in the absence of such required deduction or withholding.

4.13.	Mutual Convenience of the Parties. The royalty obligations set forth hereunder (including the royalties payable on Licensed Products manufactured in more than one country as provided in Section 4.5(c) and Section 4.7 addressing Royalty Disputes), have been agreed to by the Parties for the purpose of reflecting and advancing their mutual convenience, including the ease of calculating and paying royalties to Palomar. Nothing in this Agreement, including any royalty obligation set forth hereunder, shall be deemed to constitute an admission by Cynosure or any Cynosure Affiliate that the manufacture, use or Sale by Cynosure or any Cynosure Affiliate of any of its respective products prior to the Effective Date infringes or will infringe any Valid Claim of the Anderson Patents (including the Other Anderson Patents). Cynosure and Cynosure Affiliates each hereby stipulates to the fairness and reasonableness of such royalty obligations and covenants not to allege or assert, or allow any Cynosure Sublicensees, or allow, cause or encourage or support any Third Party to allege or assert, that such royalty obligations are unenforceable or illegal in any way or amount to patent misuse.

5.     Representations and Warranties with License; Disclaimer; No Consequentials.

5.1	General. Each of Cynosure and Palomar represents and warrants to the other as of the Effective Date that:

(a)	it is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, and has full corporate power and authority to enter into this Agreement;

(b)	this Agreement has been duly executed and delivered by it and is a binding obligation of it, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, and to general equitable principles; and

(c)	it is not subject to a petition for relief under any bankruptcy legislation, it has not made an assignment for the benefit of creditors, it is not subject to the appointment of a receiver for all or a substantial part of its assets, and it is not contemplating taking or becoming subject to any of the foregoing.

5.2.	By Cynosure. Cynosure hereby represents and warrants to Palomar as of the Effective Date that (i) together, Exhibit E and Exhibit F contain a complete and accurate list of all products and systems, and components, accessories and replacement parts for use therewith, Sold by Cynosure or any Cynosure Affiliates or Cynosure Sublicensees as of the Effective Date for hair removal, (ii) Exhibit A contains a complete and accurate list of all persons or entities that are Cynosure Affiliates as of the Effective Date as contemplated by Section 1.1(b) and (iii) the Cynosure Current Products are royalty-bearing under this Agreement.

5.3.	Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, OR ARISING BY CUSTOM OR TRADE USAGE, WITH RESPECT TO THE LICENSED PRODUCTS, PALOMAR PRODUCTS, ANDERSON PATENTS, CYNOSURE PATENTS OR ANY OTHER ITEMS OR RIGHTS PROVIDED HEREUNDER, OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, (i) THAT ANY PRODUCT OR SYSTEM, OR ITS DEVELOPMENT, MANUFACTURE, MARKETING, SALE, IMPORTATION, DISPOSITION OR USE, OR ANY OTHER ACTIVITIES CONTEMPLATED BY THIS AGREEMENT, SHALL BE FREE FROM INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS OF ANY THIRD PARTY, (ii) AS TO THE QUALITY OR PERFORMANCE OF ANY SUCH ITEMS, OR (iii) OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NONINFRINGEMENT.

5.4.	No Consequential Damages. OTHER THAN FOR THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES CONTAINED IN SECTION 7, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS OR LOSS OF USE), WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR ANY CAUSE OF ACTION RELATING TO THE LICENSED PRODUCTS, PALOMAR PRODUCTS, CYNOSURE PATENTS, ANDERSON PATENTS OR ANY OTHER ITEMS OR RIGHTS PROVIDED HEREUNDER, OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT SUCH PARTY KNOWS OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGE.

6.	Disputes.

6.1.	Disputes. The Parties recognize that disputes as to certain matters may from time to time arise that relate to any Party’s rights or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedited manner by mutual cooperation. To accomplish this objective, the Parties agree to adhere to the following procedures if and when a dispute arises under this Agreement: by a written notice sent by a Party, any such disputes shall be first referred to executive officers designated by each affected Party (plus Cynosure if the affected Party is a Cynosure Affiliate or Palomar if the affected Party is a Palomar Affiliate) (the date of such notice, the “Dispute Notice Date”). If such executive officers are unable to resolve such a dispute within thirty (30) days of the Dispute Notice Date, the matter shall be presented to the chief executive officers of such Parties, or their respective designees (which designees must be senior executives), for resolution through good faith discussions. In the event that the chief executive officers or their designees cannot resolve the dispute within thirty (30) days of being requested by a Party to resolve a dispute, any such Parties may take such other lawful action as such Party deems appropriate in its sole discretion, including pursuing litigation against the others.

6.2.	Equitable Relief. Notwithstanding the foregoing dispute resolution procedure, in the event of an actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) without submitting to such dispute resolution procedure if there is a reasonable likelihood of the occurrence of irreparable harm during the period of the dispute resolution procedure.

6.3.	Tolling. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the dispute resolution procedure set forth in Section 6.1 is pending, and the Parties shall cooperate in taking any and all actions necessary to achieve such a result.

7.	Indemnification.

7.1.	Indemnification by Cynosure and Cynosure Affiliates. Cynosure and Cynosure Affiliates shall indemnify, pay on demand, defend and hold Palomar and Palomar Affiliates and their respective directors, officers, employees and agents harmless from and against any and all claims, demands, actions, losses, liabilities, damages and expenses (including reasonable costs and expenses of attorneys, professionals and accountants) (collectively, “Losses”) that arise out of or are incurred in connection with the development or manufacture of any Licensed Products or the marketing, distribution, sale, disposition or use by anyone (including Cynosure, Cynosure Affiliates, Cynosure Sublicensees and any of their agents, resellers and customers) of any such Licensed Products or provision by anyone of any related services. The foregoing shall include, without limitation, indemnification by Cynosure and Cynosure Affiliates against all Losses that arise out of or are incurred in connection with (i) any representation, warranty or agreement that is made by Cynosure or any Cynosure Affiliates (or any Cynosure Sublicensees or agents or resellers of the foregoing) to or with any reseller, customer or other Third Party with respect to any Licensed Product or related service or that otherwise arises out of any such transaction, or (ii) any claim that any such Licensed Product or part thereof is defective (whether in design, materials, workmanship or otherwise) or that otherwise relates to any attribute, condition or failure of any such Licensed Product, including any claim of product liability (whether brought in tort, warranty, strict liability or other form of action) or negligence. Palomar may participate in the defense of any such Losses. Cynosure and Cynosure Affiliates, in the defense of any such Losses, shall not, except with the approval of Palomar, consent to entry of any judgment or enter into any settlement which (1) would result in injunctive or other relief being imposed against Palomar, or (2) does not include as a term thereof the giving by the claimant to Palomar an unconditional release from all liability in respect to such Losses.

7.2.	Indemnification by Palomar and Palomar Affiliates. Palomar and Palomar Affiliates shall indemnify, pay on demand, defend and hold Cynosure and Cynosure Affiliates and their respective directors, officers, employees and agents harmless from and against any and all Losses that arise out of or are incurred in connection with the development or manufacture of any Palomar Products or the marketing, distribution, sale, disposition or use by anyone (including Palomar, Palomar Affiliates and Palomar Sublicensees and any of their agents, resellers and customers) of any such Palomar Products or provision by anyone of any related services. The foregoing shall include, without limitation, indemnification by Palomar and Palomar Affiliates against all Losses that arise out of or are incurred in connection with (i) any representation, warranty or agreement that is made by Palomar or any Palomar Affiliates (or any Palomar Sublicensees or agents or resellers of the foregoing) to or with any reseller, customer or other Third Party with respect to any Palomar Product or related service or that otherwise arises out of any such transaction, or (ii) any claim that any such Palomar Product or part thereof is defective (whether in design, materials, workmanship or otherwise) or that otherwise relates to any attribute, condition or failure of any such Palomar Product, including any claim of product liability (whether brought in tort, warranty, strict liability or other form of action) or negligence. Cynosure may participate in the defense of any such Losses. Palomar and Palomar Affiliates, in the defense of any such Losses, shall not, except with the approval of Cynosure, consent to entry of any judgment or enter into any settlement which (1) would result in injunctive or other relief being imposed against Cynosure, or (2) does not include as a term thereof the giving by the claimant to Cynosure an unconditional release from all liability in respect to such Losses.

8.	Term and Termination.

8.1.	Term. This Agreement shall become effective as of October 1, 2006, may be terminated as set forth in this Section 8, and otherwise shall remain in full force and effect until the date there are no more Valid Claims contained within the Anderson Patents (other than the Other Anderson Patents) (the “Term”).

8.2.	Effect of Termination. Termination of this Agreement in accordance with this Section 8, or expiration of this Agreement, shall not affect any rights or obligations of the Parties, including the payment of amounts due, which have accrued up to the date of such termination or expiration. Upon any expiration or termination of this Agreement, all rights and licenses granted to Cynosure and Cynosure Affiliates hereunder shall terminate. Upon termination or expiration of this Agreement, the provisions of Sections 1, 2.1(b), 2.1(c), 2.1(e), 2.2, 2.3(a), 2.3(b), 2.5, 3.4(a), 4.3(a) 4.5(a), 4.5(e), 4.5(g), 4.7(a), 4.7(b), 4.8 to 4.13 (provided, however, that the audit rights set forth in Section 4.10 shall terminate on the third anniversary of the termination of this Agreement), 5.3, 5.4, 6, 7, 8.2, 8.6 and 9 shall survive and shall continue in full force and effect in accordance with their terms. In addition, in the event of termination of this Agreement, Cynosure’s contingent obligation in Section 4.3 to pay royalties to Palomar survive for Net Sales accrued from the Effective Date until the effective termination date, even if no royalties have yet come due under such Section as of such termination date.

8.3.	Termination for Material Breach. If either Party:

(a)	materially breaches this Agreement in a manner that cannot be cured; or

(b)	materially breaches this Agreement in a manner that can be cured and such breach remains uncured for more than (i) twenty (20) days in the case of nonpayment or (ii) forty-five (45) days in the event of any other breach, after the receipt by the breaching Party of notice specifying the breach and requiring its remedy, then on each such occasion, (i) where Cynosure or any Cynosure Affiliate is the breaching Party, Palomar shall have the right to terminate this Agreement in full upon written notice to Cynosure, in addition and without prejudice to any other rights or remedies Palomar may have, or (ii) where Palomar or any Palomar Affiliate is the breaching Party, Cynosure shall have the right to terminate this Agreement in full upon written notice to Palomar, in addition and without prejudice to any other rights or remedies Cynosure may have.

8.4.	Bankruptcy. If Palomar or Cynosure is subject to a petition for relief under any bankruptcy legislation, or makes an assignment for the benefit of creditors, or is subject to the appointment of a receiver for all or a substantial part of such Party’s assets, and such petition, assignment or appointment is not dismissed or vacated within sixty (60) days, the other Party, in addition and without prejudice to any other rights or remedies, shall have the right to terminate this Agreement in full upon written notice to such affected Party.

8.5.	Termination for Convenience by Cynosure. Subject to the terms of this Section 8, Cynosure shall have the right to terminate this Agreement in full for convenience (i) upon at least three (3) months prior written notice to Palomar, which notice shall set forth the date for such termination, and (ii) upon payment in full of all amounts due Palomar hereunder through such termination date; provided that, as of such termination date, there are no (A) good faith disputes subject to the dispute resolution process set forth in Section 6 involving royalties owed to Palomar hereunder, and (B) yet unresolved Royalty Disputes.

8.6.	Patent Challenges.

(i)	Cynosure and Cynosure Affiliates shall not bring, pursue or maintain, or cause or encourage any Cynosure Sublicensee or Third Party to bring, pursue or maintain (in each case including in connection with any action brought by Palomar to enforce Cynosure’s obligation to pay royalties hereunder), any claim or other assertion in any court or other governmental forum of competent jurisdiction (including any patent office) seeking a judgment or other decision that any claims of the Anderson Patents are invalid or unenforceable or not patentable or otherwise not proper (any such claim or other assertion, an “Anderson Patent Challenge”). In the event that any Anderson Patent Challenge is brought, pursued or maintained in contravention of this Section 8.6(a), Cynosure and Cynosure Affiliates each understands and agrees that, in addition and without prejudice to any of Palomar’s other rights or remedies hereunder, (i) Cynosure and Cynosure Affiliates shall be in material breach of this Agreement, and (ii) Cynosure and Cynosure Affiliates shall reimburse Palomar for all reasonable costs and expenses of attorneys, professionals and accountants incurred by Palomar and MGH to respond to and defend any such Anderson Patent Challenge.

(ii)	At any time in Palomar’s sole discretion or in the event that (x) the enforceability or legitimacy of the prohibition on Anderson Patent Challenges contained in Section 8.6(a) is challenged in any court or other governmental forum by Cynosure, any Cynosure Affiliates or any Third Party (including any governmental agency), or (y) such prohibition is held to be unenforceable or otherwise not legal by any court or other governmental agency of competent jurisdiction, then Palomar may elect by written notice to Cynosure, in its sole discretion, at any time, to replace such prohibition in full with the following provision: with respect to any Anderson Patent Challenge, if either (1) it is determined by a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, that any of the claims of the Anderson Patents subject to such Anderson Patent Challenge are not held invalid or unenforceable, or (2) such Anderson Patent Challenge is not maintained or diligently pursued after being brought before any such determination, in addition and without prejudice to any of Palomar’s other rights or remedies hereunder, (i) from the date such Anderson Patent Challenge is first made and thereafter, the royalty rate payable by Cynosure under Section 4.4 shall increase from seven and one half percent (7.5%), or whichever rate is then-applicable to Sales of the Apogee Elite Laser System under Section 4.4, to ten percent (10%), and (ii) Cynosure and Cynosure Affiliates shall reimburse Palomar for all reasonable costs and expenses of attorneys, professionals and accountants incurred by Palomar and MGH to respond to and defend such Anderson Patent Challenge. All additional royalties owed to Palomar as a result of such royalty increase shall be due within ten (10) days of the earlier of the date of such determination or the termination of such Anderson Patent Challenge before such determination.

(iii)	Cynosure and Cynosure Affiliates each acknowledges and agrees that all the provisions of this Section 8.6(a) are reasonable, valid and necessary for the adequate protection of Palomar’s interest in and to the Anderson Patents, and that Palomar would not have granted to Cynosure and Cynosure Affiliates the non-exclusive sublicense under the Anderson Patents provided for in Section 2 without all of the provisions of this Section 8.6(a). Palomar shall have the right, at any time in its sole discretion, to strike this Section 8.6(a) in part or in full from this Agreement, and Palomar shall have no liability of any kind whatsoever as a result of the presence or absence of this Section 8.6(a). This Section 8.6(a) shall not be understood or applied to alter any standing or jurisdictional requirements that may apply to any Anderson Patent Challenge.

(b)	By Palomar.

(i)	Palomar and Palomar Affiliates shall not bring, pursue or maintain, or cause or encourage any Palomar Sublicensee or Third Party to bring, pursue or maintain, any claim or other assertion in any court or other governmental forum of competent jurisdiction (including any patent office) seeking a judgment or other decision that any claims of the Cynosure Patents are invalid or unenforceable or not patentable or otherwise not proper (any such claim or other assertion, a “Cynosure Patent Challenge”). In the event that any Cynosure Patent Challenge is brought, pursued or maintained in contravention of this Section 8.6(b), Palomar and Palomar Affiliates each understands and agrees that, in addition and without prejudice to any of Cynosure’s other rights or remedies hereunder, (i) Palomar and Palomar Affiliates shall be in material breach of this Agreement, and (ii) Palomar and Palomar Affiliates shall reimburse Cynosure for all reasonable costs and expenses of attorneys, professionals and accountants incurred by Cynosure to respond to and defend any such Cynosure Patent Challenge.

(ii)	Palomar and Palomar Affiliates each acknowledges and agrees that all the provisions of this Section 8.6(b) are reasonable, valid and necessary for the adequate protection of Cynosure’s interest in and to the Cynosure Patents, and that Cynosure would not have granted to Palomar and Palomar Affiliates the non-exclusive sublicense under the Cynosure Patents provided for in Section 2 without all of the provisions of this Section 8.6(b). Cynosure shall have the right, at any time in its sole discretion, to strike this Section 8.6(b) in part or in full from this Agreement, and Cynosure shall have no liability of any kind whatsoever as a result of the presence or absence of this Section 8.6(b). This Section 8.6(b) shall not be understood or applied to alter any standing or jurisdictional requirements that may apply to any Cynosure Patent Challenge.

9.	General.

9.1.	Entire Agreement; Counterparts. The Parties hereby terminate as of the Effective Date that certain “Agreement”, dated August 18, 2006, between the Parties, provided that the obligations of the Parties thereunder with respect to Communications (as defined therein) between the Parties under that certain Agreement prior to the Effective Date shall survive such termination and shall remain in effect for a period of five (5) years from the date of such Communications. This Agreement (including the Exhibits and Appendices) constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes and replaces all previous agreements, practices or courses of dealings between the Parties, whether written or oral, relating to the subject matter hereof, other than the surviving obligations of that certain Agreement specified in the first sentence of this Section 9.1. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

9.2.	No Agency or Joint Venture Relationship. Nothing contained herein shall be deemed to create any association, partnership, joint venture or relationship of principal, agent, master or servant between the Parties hereto or, in the case of Palomar, any Palomar Affiliates, or, in the case of Cynosure, any Cynosure Affiliates, or to provide any Party with the right, power or authority to incur any obligation or make any representations, warranties or guarantees on behalf of any other Party.

9.3.	Assignment.

(a)	Cynosure shall not, nor shall any Cynosure Affiliate with respect to its rights and obligations hereunder, assign this Agreement, in whole or in part, or otherwise Transfer any of its rights or interests, nor delegate any of its obligations, hereunder, in any case whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of Palomar in its sole discretion, provided that (1) Cynosure may assign this Agreement as a whole, effective upon written notice to Palomar, to a Cynosure Affiliate if such Cynosure Affiliate assumes, and has the ability to perform, all of the obligations of Cynosure under this Agreement, whereupon upon completion of any such permitted assignment, such Cynosure Affiliate shall be treated as “Cynosure” hereunder for all purposes, or (2) Cynosure may assign this Agreement as a whole, and any Cynosure Affiliate may assign its rights and obligations hereunder as a whole, effective upon written notice to Palomar, to Cynosure’s or such Cynosure Affiliate’s (as applicable) surviving or resulting entity in the event of an acquisition of Cynosure or such Cynosure Affiliate (as applicable) or any merger or other combination involving Cynosure or such Cynosure Affiliate (as applicable), provided that none of the Third Party(ies) involved in any such acquisition, merger or combination (including any successor entity or acquirer) is an Excluded Third Party. Any attempt to assign, Transfer or delegate all or any portion of this Agreement in violation of this Section 9.3(a) shall be void and constitute a material breach of this Agreement. Any of the following transactions shall, without limitation, be deemed an “Assignment” of a Party or any Cynosure Affiliate for purposes of this Agreement (and thus subject to the prohibition set forth in the first sentence of this Section 9.3(a)): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving an entity pursuant to which the stockholders of such entity immediately preceding such transaction hold less than a majority of the equity interests in the surviving or resulting entity of such transaction; (ii) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under such Act) (other than the applicable entity), directly or indirectly, of securities of such entity representing fifty percent (50%) or more of the combined voting power of such entity’s then outstanding securities; or (iii) a sale or other disposition by an entity of assets or earning power aggregating a majority of the assets or earning power of such entity or those assets relating primarily to the subject matter of this Agreement.

(b)	(1) Palomar may assign this Agreement as a whole, effective upon written notice to Cynosure, to a Palomar Affiliate if such Palomar Affiliate assumes, and has the ability to perform, all of the obligations of Palomar under this Agreement, whereupon upon completion of any such permitted assignment, such Palomar Affiliate shall be treated as “Palomar” hereunder for all purposes, or (2) Palomar may assign this Agreement as a whole, and any Palomar Affiliate may assign its rights and obligations hereunder as a whole, effective upon written notice to Cynosure, to any entity as part of any Assignment provided that such entity assumes, and has the ability to perform, all of the obligations of Palomar or such Palomar Affiliate under this Agreement. Any attempt to assign all or any portion of this Agreement in violation of this Section 9.3(b) shall be void.

(c)	This Agreement shall be binding upon, and inure to the benefit of, the legal representatives, successors and permitted assigns of the Parties (including Cynosure Affiliates and Palomar Affiliates). For clarity and without limiting the generality of this Section 9.3(c), any permitted assignee of Cynosure or any Cynosure Affiliate pursuant to Section 9.3(a) shall be bound by all of Cynosure’s or such Cynosure Affiliate’s, as applicable, obligations hereunder, including its royalty obligations under Section 4.4. Except as otherwise expressly provided herein (including in Sections 3.2(e) and 3.3(d)) and for the potential non-Party indemnitees identified in Section 7, there shall be no third-party beneficiaries, either express or implied, to this Agreement.

9.4.	Severability. Except as otherwise expressly provided herein, if any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable (including the terms of Section 8.6) by a court of competent jurisdiction, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and (ii) the Parties hereto covenant and agree to renegotiate any such invalid or unenforceable term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

9.5.	Waivers; Amendments; Supplements. Except as expressly provided herein, no waiver by any Party of a breach of any covenant or condition of this Agreement by any other Party shall be construed to be a waiver of any succeeding breach of the same or any other covenant or condition. Except as otherwise expressly provided herein, this Agreement or any Exhibit hereunder may not be changed or amended except by a writing expressly referring to this Agreement signed by both Parties.

9.6.	Jurisdiction. Subject to and without limiting Section 4.7, the Parties hereby irrevocably consent to the exclusive jurisdiction and venue of any state or federal court sitting in the Commonwealth of Massachusetts, over any action or proceeding arising out of or relating to this Agreement or any agreement or document delivered in connection herewith or therewith, and agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each of the Parties consents to the jurisdiction of such court or courts and agrees that the service upon it of a summons and complaint by ordinary mail shall be sufficient for such court or courts to exercise personal jurisdiction over the Parties. The Parties waive any objection to any action or proceeding in any state or federal court sitting in the Commonwealth of Massachusetts, on the basis of forum non-convenes, lack of personal jurisdiction or otherwise. Notwithstanding the foregoing, if any action or proceeding may not be brought in any such court because all such courts lack subject matter jurisdiction, the Parties may bring such action or proceeding in a court of appropriate jurisdiction.

9.7.	Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws; provided that any dispute relating to the scope, validity, enforceability, infringement, patentability or misuse of any Patent shall be governed by, and construed and enforced in accordance with, the substantive laws of the jurisdiction in which such Patent originates, except to the extent such dispute is within the scope of Section 8.6, in which case the provisions of Section 8.6 shall govern such dispute.

9.8.	Certain Expenses. Except as otherwise expressly provided herein, each of the Parties hereto shall bear its own costs and expenses arising out of the negotiation, execution and performance of this Agreement.

9.9.	Cumulative Remedies. Except as otherwise expressly provided herein, no remedy granted to any Party herein shall be exclusive of any other remedy, and each remedy shall be cumulative with every other remedy herein or now or hereafter existing at law, in equity or otherwise.

9.10.	Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.11.	Parties Advised by Counsel. This Agreement has been negotiated between unrelated Parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each Party has had the opportunity to seek advice of legal counsel. This Agreement shall not be interpreted or construed against any Party to this Agreement because that Party or any attorney or representative for that Party drafted or participated in the drafting of this Agreement.

9.12.	Compliance. The Parties shall comply with all federal, state and local laws (including regulations, orders and ordinances) now or hereafter enacted, of any jurisdiction in which performance occurs or may occur hereunder. Without limitation, each Party hereby acknowledges that the rights and obligations of this Agreement are subject to the laws and regulations of the United States relating to the export of products and technical information, and it shall comply with all such laws and regulations. Except as otherwise expressly provided herein, each Party shall be solely responsible for its violations of any of the foregoing.

9.13.	Notices. All notices, demands, requests, approvals, consents or other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given: (i) when delivered in person or by courier or confirmed facsimile; (ii) upon confirmation of receipt when sent by certified mail, return receipt requested; or (iii) upon receipt when sent by reputable private international courier with established tracking capability (such as DHL, FedEx, or UPS), postage pre-paid, and addressed as set forth as the case may be, to the noticed Party at the address set forth below, or such other address as a Party may specify by written notice to the other.

Notices shall be sent to Palomar at:	Palomar Medical Technologies
82 Cambridge Street
Burlington, MA 01803
Attention: CEO
Facsimile: (781) 993-2377

with a required copy to:	Palomar Medical Technologies
82 Cambridge Street
Burlington, MA 01803
Attention: General Counsel
Facsimile: (781) 993-2377

and a further required copy to:	Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attention: Kingsley L. Taft, Esq.
Facsimile: (617) 523-1231

and to Cynosure at:	Cynosure, Inc.
5 Carlisle Road
Westford, MA 01886
Attention: CEO
Facsimile: (978) 256-6556

with a required copy to:	William O. Flannery, Esq.
945 Lenox Road
Richmond, MA 01254
Facsimile: (413) 698-3506

9.14.	Captions, Section Headings. As used in this Agreement, "including" means "including but not limited to", and "herein", "hereof" and "hereunder" refer to this Agreement as a whole. The Section headings used herein are for reference and convenience only, and shall not enter into the interpretation of this Agreement. Unless otherwise expressly provided herein, any reference to a number of "days" hereunder shall refer to calendar days. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 2.1(b)" would be part of "Section 2", and references to "Section 2" would also refer to material contained in the section described as "Section 2.1(b)").

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        IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused its duly authorized representative to execute and deliver this Agreement under seal of the Effective Date.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By:/s/ Joseph P. Caruso
Name: Joseph P. Caruso
Title: CEO
Date: November 6, 2006

CYNOSURE, INC.

By:/s/ Michael Davin
Name: Michael Davin
Title: CEO
Date: November 6, 2006

Exhibit A Cynosure Affiliates

      Cynosure GmbH       Cynosure S.A.R.L.       Cynosure UK Limited       Cynosure KK       Suzhou Cynosure Medical Devices, Co.

Exhibit B Anderson Patents

Issued Patents

U.S. Patent Nos. 5,595,568 & 5,735,844

European Patent Nos. EP 0 806 913 B1; EP 1 230 900 B1 & EP 1 219 258 B1 (all validated in France, Germany, Great Britain, Italy, and Spain)

Chinese Patent No. ZL96191751.2

Japanese Patent No. 3,819,025

Canadian Patent No. 2,210,720

Hong Kong Patent No. 1048754

U.S. Patent No. 5,824,023

Pending Applications

Canada: Appl. No. 2,550,682

Europe: Appl. No. EP040077257 (Div of EP Appl. No. 02 07 6295.1)

Japan: Appl. No. 2005-311144 (Div of JP2,210,720)

All Patent equivalents of each of the foregoing in other jurisdictions.

Exhibit C Palomar Products

EsteLux

MediLux

NeoLux

StarLux

EpiLaser

E2000

RD1200

SLP1000

LightSheer (prior to the 1999 sale to Coherent, Inc.)

Q-YAG 5

Dermatype Skinphotometer

GentleWaves LED Photomodulation

Thermapulse

Including associated handpieces and other accessories for each of the above systems.

Exhibit D Cynosure Patents

5,871,479 “Alexandrite Laser System for Hair Removal and Method Therefor”

7,018,396 “Method of Treating Acne”

SN 11/ 202,014 “Method of Treating Acne”

5,290,273 “Laser treatment method for removing pigement containing lesions from the skin of a living human”

5,749,868 “Near infra-red selective photothermolysis for ectatic vessels and method therefor”

6,210,426 “Optical Radiation Treatment for Prevention of Surgical Scars”

SN 09/797,124 “Laser Treatment of Wrinkles”

SN 11/035,680 “Multiple wavelength laser workstation”

All Patent equivalents of the foregoing in other jurisdictions.

Exhibit E
List of Cynosure Combination Products

Cynergy System

Cynergy III System

Each of the above systems includes associated handpieces.

Narrative Regarding Definition of Cynosure Combination Products

        By way of example, and without limitation, if a Cynosure Other Product includes an energy source module that is not a Cynosure Hair Module, and Cynosure or one or more Cynosure Affiliates or Cynosure Sublicensees begins at some time to market such energy source module for hair removal, such energy source module shall be deemed a Cynosure Hair Module and all Sales of such Cynosure product (previously deemed Cynosure Other Product) shall thereafter be treated as Sales of Cynosure Hair Products or Cynosure Combination Products hereunder.

        For clarity and without limitation, a product that was one type of product, e.g., a Cynosure Other Product, may become another type of product, e.g., a Cynosure Combination Product, for the reasons described above and in Section 4.4 (e.g., marketing of an energy source module for hair removal). However, product type is determined at the time of Sale. Thus, once a specific example of a Cynosure product with a unique serial number is Sold, its product type is determined. That is, for example and without limitation, at the time of Sale, if a Cynosure product is determined to be a Cynosure Other Product (i.e., it is not capable of containing or using a Cynosure Hair Module, e.g., the Affirm System), when a specific Cynosure Other Product with a unique serial number is Sold it shall remain a Cynosure Other Product hereunder even if such system is later modified to allow a Cynosure Hair Module (e.g., a PhotoLight handpiece) to be Sold for use with such specific Cynosure Other Product. Thereafter, however, such Cynosure product (e.g., a modified Affirm System) shall be a Cynosure Combination Product and future Sales of such product, that would previously have been categorized as Cynosure Other Products upon their Sale, because they are now capable of using a Cynosure Hair Module, shall be treated upon Sale as Cynosure Combination Products hereunder.

        Similarly, if a Cynosure product is determined to be a Cynosure Hair Product (i.e., it is not capable of containing or using a Cynosure Other Module, e.g., the Apogee 5500 System), when a specific Cynosure Hair Product with a unique serial number is Sold it shall remain a Cynosure Hair Product hereunder even if such system is later modified to allow a Cynosure Other Module (e.g., the VStar Pulsed Dye Laser component and handpiece) to be Sold for use with such specific Cynosure Hair Product. Thereafter, however, such Cynosure product (e.g., a modified Apogee 5500 System) shall be a Cynosure Combination Product and future Sales of such product, that would previously have been categorized as Cynosure Hair Products upon their Sale, because they now may use a Cynosure Other Module, shall be treated upon Sale as Cynosure Combination Products hereunder.

Exhibit F
Cynosure Hair Products

PhotoGenica LPIR
Apogee Elite
Apogee 5500
Apogee Express
Apogee-40
Apogee 9300
Apogee 6200
Apogee 100
Apogee D-20
Acclaim 7000
SmartEpil
SmartEpil II
PhotoLight
PhotoSilk & PhotoSilk Plus Systems
Charm
Sure
Si
Cynosure M2 Laser
Each of the above systems includes associated handpieces

        For clarity and without limitation, in addition to using optical radiation to remove hair, a Cynosure Hair Product may further use optical radiation for treatment of skin (including treatment of vascular and pigmented lesions, acne, wrinkles, scars and tattoos, and for other dermatological applications), and other treatment or cosmetic purpose(s).

Exhibit G
Royalty Calculation Flow Charts

Cynosure
Other
Product?

No Royalty

YES

Cynosure
Hair Product?

7.5% royalty on
100% of Net Sales

Any
Cynosure
Hair Modules?

NO

No Royalty

One or more
Cynosure Other
Modules

Only One
Cynosure
Hair Module?

7.5% royalty on
100% of Net Sales

7.5% royalty on
50% of Net Sales

YES

YES

YES

NO

YES

NO

NO

Original Sale of Cynosure Product

Section 4

Cynosure Combination

Product

2 or more Cynosure

Hair Modules

7.5% royalty on
70% of Net Sales

NO

Accepted and Agreed:

Palomar Medical Technologies, Inc.

By:/s/ Joseph P. Caruso

Cynosure Inc.

By:/s/ Michael Davin

LIBC/2073359.2

And so on …

After Original Sale of Cynosure
Combination Product (Section 4.4(c))

Only one
Cynosure
Hair Module?

No Royalty

YES

One or more
Cynosure Other
Modules*

2 or more
Cynosure
Hair Modules?

7.5% royalty on
100% of Aggregate Net Sales

7.5% royalty on
50% of Aggregate Net Sales

7.5% royalty on
70% of Aggregate Net Sales

YES

NO

NO

YES

YES

NO

Later sale of
Cynosure Hair Module

or Cynosure Other Module

?

NO

After Original Sale of Cynosure Hair
Product (Section 4.4(a))

Later sale of

Cynosure
Other Module

No Royalty owed for

Cynosure Other Module

and no refund for royalties

already paid

YES

NO

Later sale of
additional Cynosure
Hair Modules?

NO

7.5% royalty on 100% Net Sales of
Cynosure Hair Module only

YES

After Original Sale of Cynosure Other Product
(Section 4.4(b))

Market existing
energy source module
for hair
removal?

Later
modify & sell
Cynosure Hair Module
for Use
therewith?

No Royalty

No Royalty

7.5% royalty on 100% Net Sales of
Cynosure Hair Module only

NO

NO

YES

YES

* For this flow-chart, the number of
Cynosure Modules should be
determined by taking into account all
of the Cynosure Modules associated
with the applicable Cynosure
Combination Product (including the
Cynosure Module that constitutes the
later sale), per Section 4.4(c)(iii)

Accepted and Agreed:

Palomar Medical Technologies, Inc.

By:/s/ Joseph P. Caruso

Cynosure, Inc.

By:/s/ Michael Davin

And so on …

Exhibit H
Royalty Payments Owed On Cynosure Combination Products

        The examples set forth in this Exhibit are for clarification purposes only and are not intended to be limiting in any way.

      Example One:

        Cynosure Sells a Cynosure Combination Product (“Product One”), e.g., Cynergy System, without a Cynosure Hair Module, e.g., without a 1064 Nd:YAG laser, and with only a Cynosure Other Module, e.g., 585nm pulsed dye laser. The Net Sales attributable to such Sale is $100. No royalty is owed Palomar on such Sale.

        Cynosure then Sells a Cynosure Hair Module, e.g., a 1064 Nd:YAG laser, for use with Product One, with Net Sales attributable to the Sale of such Cynosure Hair Module of $40. The Aggregate Net Sales for Product One, with the Cynosure Other Module and the Cynosure Hair Module, is $140. Cynosure owes Palomar royalties of $5.25 ($140 x 50% x 7.5%).

        Cynosure then Sells a second Cynosure Hair Module, e.g., a second 1064 Nd:YAG laser, for use with Product One, with Net Sales attributable to the Sale of such Cynosure Hair Module of $32. The Aggregate Net Sales for Product One, with the Cynosure Other Module and the two Cynosure Hair Modules, is $172. Cynosure has paid Palomar the previous royalty of $5.25. The total amount of royalty now owed is $9.03 ($172 x 70% x 7.5%), so Cynosure owes Palomar royalties of $3.78 ($9.03 — $5.25).

        Cynosure then Sells a second Cynosure Other Module, e.g., a second 585nm pulsed dye laser, for use with Product One, with Net Sales attributable to the Sale of such Cynosure Other Module of $28. The Aggregate Net Sales for Product One, with the two Cynosure Other Modules and the two Cynosure Hair Modules, is $200. Cynosure has paid Palomar the previous royalty of $9.03. The total amount of royalty now owed is $10.05 ($200 x 70% x 7.5%), so Cynosure owes Palomar royalties of $1.47 ($10.05 — $9.03).

      Example Two:

        Cynosure Sells a Cynosure Combination Product (“Product Two”), e.g., Cynergy III System, with only a Cynosure Hair Module, e.g., 1064 Nd:YAG laser. The Net Sales attributable to such Sale is $160. Cynosure owes Palomar royalties of $12 ($160 x 100% x 7.5%).

        Cynosure then Sells a Cynosure Other Module, e.g., 585nm pulsed dye laser, for use with Product Two, with Net Sales attributable to the Sale of such Cynosure Other Module of $90. The Aggregate Net Sales for Product Two, with the Cynosure Hair Module and the Cynosure Other Module, is $250. Cynosure has paid Palomar the previous royalty of $12. The total amount of royalty now owed is $9.38 ($250 x 50% x 7.5%), so Cynosure may take a credit of $2.62 ($12 — $9.38) on future royalty payments owed Palomar.

        Cynosure then Sells a second Cynosure Hair Module, e.g., a second 1064 Nd:YAG laser, and a second Cynosure Other Module, e.g., Cynergy PL pulsed light module, for use with Product Two, with Net Sales attributable to both those Sales of Cynosure Modules of $112. The Aggregate Net Sales for Product Two, with the four Cynosure Modules, is $362. Cynosure has paid Palomar a total royalty of $9.38, first paying $12 and then taking a credit of $2.62. The total amount of royalty now owed is $19.01 ($362 x 70% x 7.5%), so Cynosure owes Palomar royalties of $9.63 ($19.01 — $9.38).

      Example Three:

        Cynosure Sells a Cynosure Combination Product (“Product Three”), e.g., Cynergy III System, with a Cynosure Hair Module, e.g., 1064 Nd:YAG laser, and a Cynosure Other Module, e.g., 585nm pulsed dye laser. The Net Sales attributable to such Sale is $190. Cynosure owes Palomar royalties of $7.13 ($190 x 50% x 7.5%).

        Cynosure then Sells a Cynosure Other Module, e.g., Cynergy PL module, for use with Product Three, with Net Sales attributable to the Sale of such Cynosure Other Module of $70. The Aggregate Net Sales for Product Three, with the Cynosure Hair Module and the two Cynosure Other Modules, is $260. Cynosure has paid Palomar the previous royalty of $7.13. The total amount of royalty now owed is $9.75 ($260 x 50% x 7.5%), so Cynosure owes Palomar royalties of $2.62 ($9.75 — $7.13).

        Cynosure then Sells a second Cynosure Hair Module, e.g., a second 1064 Nd:YAG laser, for use with Product Three, with Net Sales attributable to the Sale of such Cynosure Hair Module of $75. The Aggregate Net Sales for Product Three, with the four Cynosure Modules, is $335. Cynosure has paid Palomar the previous royalty of $9.75. The total amount of royalty now owed is $17.59 ($335 x 70% x 7.5%), so Cynosure owes Palomar royalties of $7.84 ($17.59 — $9.75).

Appendix A
Gillette Agreement

Appendix B
MGHAgreement

LIBC/2847134.12